                                                                    EXHIBIT 99.2

             SUBJECT TO COMPLETION; DATED NOVEMBER 16, 2001
PROSPECTUS SUPPLEMENT
(To Prospectus dated [________], 200[_])
                                 $[__________]
                                 (Approximate)

                 [LOGO OF FIRST HORIZON HOME LOAN CORPORATION]

                           Seller and Master Servicer

                    First Horizon Home Loan Trust 200[_]-[_]
                                     Issuer

                  Asset-Backed Certificates, Series 200[_]-[_]
        Distributions payable monthly commencing in [         ]________


--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page S-[ ] of this prospectus supplement and on page [__] of the accompanying prospectus.
--------------------------------------------------------------------------------

The trust will issue:

 .      [  ] classes of fixed rate certificates; and

 .      [  ] classes of variable rate certificates.

The Trust Fund

     The trust fund consists primarily of a pool of fixed and adjustable rate, conventional mortgage loans that are secured by first and second liens on one-to-four family residential properties and certain other property and assets described in this prospectus supplement. The mortgage loans in the trust fund will consist of [two] separate loan groups based on whether the interest rate on the related mortgage loans is fixed or adjustable. The fixed rate loan group will consist solely of fixed rate mortgage loans that are secured by first and second liens on mortgaged properties. The adjustable rate loan group will consist solely of adjustable rate mortgage loans that are secured by first and second liens on mortgaged properties.


     The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


     [Underwriter] will offer the certificates subject to prior sale and subject to its right to reject orders in whole or in part. The certificates will be
issued in book-entry form on or about [           ], 200[ ] and will be offered
in the United States and Europe.


                                 [UNDERWRITER]

                                     [Date]

              Important notice about information presented in this
             prospectus supplement and the accompanying prospectus:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

     If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     After the initial distribution of the certificates offered hereby, this prospectus and prospectus supplement may be used by [First Tennessee Securities Corporation][First Tennessee Capital Markets], an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in those certificates. [First Tennessee Securities Corporation][First Tennessee Capital Markets] may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                                               PAGE
                                                                                               ----
Important notice about information presented in this
         prospectus supplement and the accompanying prospectus ............................     S-2

SUMMARY ...................................................................................     S-6

Description of the Certificates ...........................................................    S-10

RISK FACTORS ..............................................................................    S-18
         The subordinated certificates have a greater risk of loss than senior certificates and subordination may not be sufficient to protect senior certificates
                  from losses .............................................................    S-18
         Excess interest from the mortgage loans may not provide adequate
                  credit enhancement ......................................................    S-19
         [Risk regarding mortgage rates ...................................................    S-21
         Defaults on second lien [fixed] [adjustable] rate mortgage loans could result in payment delay or loss on the offered [fixed] [adjustable] rate
                  certificates ............................................................    S-22
         [Balloon loans may have high rates of default ....................................    S-22
         Cash flow considerations and risks could cause payment delays and losses .........    S-23
         Yield and reinvestment could be adversely affected by unpredictability of
                  prepayments .............................................................    S-24
         [Possible prepayment due to inability to acquire related subsequent mortgage
                   loans ..................................................................    S-25
         Reduction in or withdrawal of certificate ratings will affect the value of the
                  certificates ............................................................    S-26
         Distribution to and rights of investors could be adversely affected by the
                  bankruptcy or insolvency of certain parties .............................    S-27
         Geographic concentration of mortgaged properties in [California] increases the
                   risk that certificate yields could be impaired .........................    S-27
         You may have difficulty reselling certificates ...................................    S-28
         Recent attacks and military action................................................    S-29

FORWARD LOOKING STATEMENTS ................................................................    S-29

THE MORTGAGE POOL .........................................................................    S-29
         General ..........................................................................    S-29
         The [Statistical Calculation] [Mortgage] Pool ....................................    S-37
         Assignment of the Mortgage Loans .................................................    S-55
         [Pre-Funding .....................................................................    S-59

SERVICING OF THE MORTGAGE LOANS ...........................................................    S-60

         General ..........................................................................    S-60
         The Master Servicer ..............................................................    S-61
         Loan Servicing ...................................................................    S-61
         Foreclosure and Delinquency Experience ...........................................    S-62
         Servicing Compensation and Payment of Expenses ...................................    S-64
         Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans ....    S-64
         Advances .........................................................................    S-65

DESCRIPTION OF THE CERTIFICATES ...........................................................    S-65
         General ..........................................................................    S-65
         Book-Entry Certificates ..........................................................    S-67
         Deposits to the Certificate Account ..............................................    S-68
         Withdrawals from the Certificate Account .........................................    S-69
         Deposits to the Distribution Account .............................................    S-71
         Withdrawals from the Distribution Account ........................................    S-71
         Distributions ....................................................................    S-72
         Overcollateralization and Cross-Collateralization Provisions .....................    S-83
         Calculation of One-Month LIBOR ...................................................    S-86
         Fixed Rate Carryover Reserve Fund ................................................    S-87
         Adjustable Rate Carryover Reserve Fund ...........................................    S-87
         Reports to Certificateholders ....................................................    S-88
         Amendment ........................................................................    S-90
         Optional Termination .............................................................    S-90
         Optional Purchase of Defaulted Loans .............................................    S-91
         Events of Default ................................................................    S-91
         Rights Upon Event of Default .....................................................    S-92
         The Trustee ......................................................................    S-92

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS .............................................    S-93
         General ..........................................................................    S-93
         Prepayments and Yields for Offered Certificates ..................................    S-94
         Additional Information ...........................................................   S-109

USE OF PROCEEDS ...........................................................................   S-110

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..................................................   S-110
         Taxation of Regular Interests ....................................................   S-111
         Status of the Offered Certificates ...............................................   S-112
         The Fixed Rate Carryover Reserve Fund and Adjustable Rate Carryover
                  Reserve Fund ............................................................   S-112
         Prohibited Transactions Tax and Other Taxes ......................................   S-113

STATE TAXES ...............................................................................   S-113

ERISA CONSIDERATIONS ......................................................................   S-114

METHOD OF DISTRIBUTION ....................................................................   S-116

LEGAL MATTERS .............................................................................   S-117

RATINGS ...................................................................................   S-118

INDEX OF DEFINED TERMS ....................................................................   S-119

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.

The Certificates

     Asset-Backed Certificates, Series 200[_]-[_], represent an undivided beneficial ownership interest in a trust fund. The trust fund consists primarily of a pool of fixed and adjustable rate, conventional mortgage loans that are secured by first and second liens on one-to four-family residential properties and certain other property and assets described in this prospectus supplement.

     See "Description of the Certificates -- General" in this prospectus supplement.

Depositor

     First Horizon Asset Securities Inc.

     See "The Depositor" in the prospectus.

Seller and Master Servicer

     First Horizon Home Loan Corporation

     See "Servicing of the Mortgage Loans" in this prospectus supplement.

Trustee

     [Name of the Trustee]

     See "Description of the Certificates -- The Trustee" in this prospectus supplement.

Pooling and Servicing Agreement

     The pooling and servicing agreement among the seller and master servicer, the depositor and the trustee, under which the trust fund will be formed.

Cut-off Date

     [____________], 200[_]

Closing Date

     On or about [___________], 200[_].

[Funding Period

     On the closing date, an amount equal to not more than approximately $[__________] will be deposited in a pre-funding account. During the funding period, which commences on the closing date and ends on [__________], 200[_]:

     . approximately [____]% of the aggregate amount deposited in the pre-funding account on the closing date is expected to be used to purchase subsequent fixed rate mortgage loans; and

     . approximately [____]% of the aggregate amount deposited in the pre-funding account on the closing date is expected to be used to purchase subsequent adjustable rate mortgage loans.

     Neither the seller nor the depositor will exercise any discretion in the selection of subsequent mortgage loans to be sold to the trust fund. The selection will be made by a mechanical procedure on a first-in first-out basis.

     Any amounts in the pre-funding account not used during the funding period to purchase subsequent mortgage loans for the related loan group or subgroup, as applicable, will be paid to the related certificateholders as a prepayment of principal on the [___________], 200[_] Distribution Date.

     See "The Mortgage Pool -- Pre-Funding" in this prospectus supplement.]

The Mortgage Loans

     The mortgage loans will be divided into two separate groups based on whether the interest rate on the related mortgage loans is fixed or adjustable. Each of these groups of mortgage loans is referred to as a "loan group."

     The fixed rate loan group will consist solely of fixed rate mortgage loans that are secured by [first and second] liens on mortgaged properties. The adjustable rate loan group will consist solely of adjustable rate mortgage loans that are secured by [first and second] liens on mortgaged properties. [The [fixed] [adjustable] rate loan group will be further divided into [___] separate subgroups based on the criteria described below. Each subgroup is referred to in this prospectus supplement as a "loan subgroup."] Loan subgroup [__] will consist of [fixed] [adjustable] rate mortgage loans with principal balances at origination that may or may not conform to the criteria specified below for the principal balances at origination of the mortgage loans included in loan subgroup [__]. Loan subgroup [ ] will consist of [fixed] [adjustable] rate mortgage loans that had a principal balance at origination of no more than $[_______] if a single-family property (or

$[_______] if the property is located in [______] or [_____]) or $[_________] if a two- to four-family property (or $[__________] if the property is located in [_____] or [______]).

[Statistical Calculation Information

     The statistical information presented in this prospectus supplement concerning the pool of mortgage loans (or either loan group or subgroup) does not reflect all of the mortgage loans that will be included in the mortgage pool (and either loan group or subgroup) on the closing date nor does it take into account any subsequent mortgage loans that may be added to the mortgage pool (and either loan group or subgroup) during the funding period. Instead, the statistical information relates to a statistical calculation pool (and statistical calculation loan groups and subgroups) which includes the number and principal balances of only mortgage loans originated by the seller through [_________], 200[_]. The information presented in this prospectus supplement with respect to the statistical calculation pool (and the statistical calculation loan groups and subgroups) is, unless otherwise specified, based on the scheduled principal balances of those mortgage loans in the mortgage pool as of [________], 200[_], which is the statistical calculation date. The aggregate scheduled principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation pool principal balance. The aggregate scheduled principal balance of a statistical calculation loan group as of the statistical calculation date is referred to as the statistical calculation date group principal balance for that loan group. [The aggregate scheduled principal balance of a statistical calculation loan subgroup as of the statistical calculation date is referred to as the statistical calculation date subgroup principal balance for that loan subgroup.] The aggregate scheduled principal balance of the mortgage loans in the statistical calculation pool as of the statistical calculation date is $[________].

     Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the statistical calculation date group or subgroup (as applicable) scheduled principal balance of the related statistical calculation loan group or subgroup, as applicable, as of the statistical calculation date.

Fixed Rate Statistical Calculation Loan Group

     The following table summarizes the characteristics of the mortgage loans in the fixed rate statistical calculation loan group as of the statistical calculation date (based on scheduled principal balances).

[Statistical Calculation Loan Subgroup [__]].

     Number of Mortgage Loans ..............................  [  ]
     Aggregate Principal Balance ........................... $[  ]
     Average Principal Balance ............................. $[  ]
     Range of Principal Balances .................. $[  ] to $[  ]
     Range of Mortgage Rates .............................. % to %
     Weighted Average Mortgage Rate ............................ %
     Weighted Average Combined Loan-to-Value Ratio ............. %

         Weighted Average Remaining Amortization Term to Maturity..... [  ] months
         Range of Scheduled Amortization Term to Maturity............. [  ] months to [  ] months
         Type of Mortgaged Premises
                  Single-family detached dwellings............................................. %
                  2-4 family dwellings......................................................... %
                  Low-rise Condominiums........................................................ %
                  Planned unit developments.................................................... %
                  Manufactured housing (treated as real property).............................. %
                  High-rise Condominiums....................................................... %
         First liens........................................................................... %
         Second liens.......................................................................... %

Adjustable Rate Statistical Calculation Loan Group

         The following tables summarize the characteristics of the mortgage loans in the adjustable rate statistical calculation loan group by respective loan subgroup as of the statistical calculation date (based on scheduled principal balances):

[Statistical Calculation Loan Subgroup  [__]].

         Number of Mortgage Loans..........................................................  [. ]
         Aggregate Principal Balance....................................................... $[. ]
         Average Principal Balance......................................................... $[. ]
         Range of Principal Balances.............................................. $[  ] to $[. ]
         Mortgage Interest Rates
                  Current Weighted Average Mortgage Rate....................................... %
                  Range of Current Mortgage Rates......................................... % to %
                  Weighted Average Maximum Mortgage Rate....................................... %
                  Range of Maximum Mortgage Rates......................................... % to %
                  Weighted Average Minimum Mortgage Rate....................................... %
                  Range of Minimum Mortgage Rates......................................... % to %
         Weighted Average Loan-to-Value Ratio.................................................. %
         Weighted Average Scheduled Remaining Term to Maturity........................ [  ]months
         Range of Scheduled Remaining Term to Maturity................. [  ]months to  [  ]months
         Type of Mortgaged Premises
                  Single-family detached dwellings............................................. %
                  Planned unit developments.................................................... %
                  Low-rise Condominiums........................................................ %
                  2-4 family dwellings......................................................... %
                  Manufactured housing (treated as real property).............................. %
                  High-rise Condominiums....................................................... %
         First liens........................................................................... %
         Second liens.......................................................................... %

     As described in this prospectus supplement under "The Mortgage Pool," the interest rates for the adjustable rate mortgage loans will generally adjust semi-annually, subject to certain caps and floors, as described in this prospectus supplement.

     Approximately [____]% and [____]% of the mortgage loans in [statistical calculation] loan subgroup [ ] and [statistical calculation] loan subgroup [ ], respectively, are mortgage loans that initially have a [fixed] rate of interest for [one, two or three] years following their origination, and thereafter have an [adjustable] rate of interest for the remaining life of the loan, as described under "The Mortgage Pool -- Additional Information Regarding the Adjustable Rate Mortgage Loans" in this prospectus supplement.

     See "The Mortgage Pool" in this prospectus supplement.]

 Description of the Certificates

     The certificates are being issued in two certificate groups. The certificates listed below under the column entitled "offered fixed rate certificates" will represent interests in the fixed rate loan group as described in this prospectus supplement. The certificates listed below under the column entitled "offered adjustable rate certificates" will represent interests in the adjustable rate loan group as described in this prospectus supplement. [Further the Class AV-[1] Certificates will represent interests in loan subgroup [__] and the Class AV-[2] Certificates will represent interests in loan subgroup [__] as described in this prospectus supplement.]

     The trust will also issue the Class BF-IO Certificates, Class BV-IO Certificates and a class of residual certificates designated as the Class R Certificates, none of which are offered by this prospectus supplement.

     The original certificate principal balances, pass-through rates and last scheduled distribution dates for the offered certificates are as follows:

                                         Original Certificate   Pass-Through     Last Scheduled
                Class                   Principal Balance (1)       Rate      Distribution Date (2)
                -----                   ---------------------       ----      ---------------------

Offered Fixed Rate Certificates
   Class AF-1                                            [(3)]
   Class AF-                                             [(4)]
   Class AF-                                           [(4)(5)
                                                            ]
   Class MF-1                                            [(4)]
   Class MF-2                                            [(4)]
   Class BF                                              [(4)]

Offered Adjustable Rate Certificates
   Class AV-1                                            [(6)]
   Class AV-2                                            [(6)]
   Class MV-1                                            [(6)]
   Class MV-2                                            [(6)]

   Class BV                                              [(6)]

(1) The original certificate principal balance of the offered certificates will be subject to a permitted variance in the aggregate of plus or minus 10%, depending on the amount of mortgage loans actually delivered on the closing date.

(2) Each date was determined as described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(3) The pass-through rate on the Class AF-[1] Certificates will adjust [monthly] and will be subject to an interest rate cap as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."

(4) The pass-through rates for these classes of offered fixed rate certificates will be subject to an interest rate cap as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."

(5) The pass-through rates for the Class AF-[ ] Certificates will increase to [___]% per annum, after the related optional termination date, subject in each case to the interest rate cap described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."

(6) The pass-through rates for the offered adjustable rate certificates will adjust [monthly], will be subject to increase after the related optional termination date and will be subject to an interest rate cap, in each case as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."

Record Date

     The [last] business day of the month preceding the month of a distribution date.

Denominations

     $[25,000] and multiples of $[1,000] in excess of $[25,000].

Registration of Certificates

     The certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

     See "Description of Certificates -- Book-Entry Certificates" in this prospectus supplement.

Pass-through Rates

     The pass-through rates for the offered fixed rate certificates (other than the Class AF-[1] Certificates) are the respective per annum fixed rates set forth on page S-10 of this prospectus supplement. The pass-through rate for the Class AF-[1] Certificates is a variable rate that on any distribution date will be equal to One-Month LIBOR plus the pass-through margin for that class. On any distribution date, the pass-through rates per annum for all classes of offered fixed rate certificates will be subject to an interest rate cap equal to the weighted average of the net mortgage rates on the fixed rate mortgage loans (which interest rate cap is called the "fixed net rate cap").

     The pass-through rates for the offered adjustable rate certificates are variable rates that may change from distribution date to distribution date. On any distribution date, the pass-through rate per annum for each class of offered adjustable rate certificates will be equal to the least of:

     . One-Month LIBOR plus the pass-through margin for that class, [the weighted average of the maximum net interest rates on the adjustable rate mortgage loans,] and

     . a maximum per annum rate referred to as the "adjustable rate available funds cap," calculated as described under "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

     See "Description of the Certificates -- Distributions -- Distributions of Interest" and "-- Calculation of One-Month LIBOR" in this prospectus supplement.

     If on any distribution date, the pass-through rate for a class of offered fixed rate certificates is based on the fixed net rate cap, or the pass-through rate for a class of offered adjustable rate certificates is based on the adjustable rate available funds cap, the holders of those certificates will receive a smaller amount of interest than those holders would have received on that distribution date had the pass-through rate for that class not been calculated based on the fixed net rate cap or the adjustable rate available funds cap, as applicable. The amount by which a certificateholder's interest payment has been reduced by operation of the fixed net rate cap or the adjustable rate available funds cap will be paid to that certificateholder on future distribution dates to the extent that money is available to make those payments.

     See "Description of the Certificates -- Distributions" in this prospectus supplement.

Distribution Dates

     The trustee will make distributions on the [ ]th day of each calendar month. If the [ ]th day of a month is not a business day, then the trustee will make distributions on the next business day. The first distribution date is
scheduled for [                ].

Interest Payments

     On each distribution date holders of the offered certificates will be entitled to receive:

     . the interest that has accrued on the certificates at the related pass-through rate during the related accrual period, and

     .    any interest due on a prior distribution date that was not paid.

     The "accrual period":

     . for the offered fixed rate certificates (other than the Class AF-[1] Certificates) will be the calendar month immediately preceding the calendar month in which a distribution date occurs, and

     . for the offered adjustable rate certificates and the Class AF-[1] Certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day before the current distribution date.

     The trustee will calculate interest:

     . on the offered fixed rate certificates (other than the Class AF-[1] Certificates), based on a 360-day year that consists of twelve 30-day months, and

     . on the offered adjustable rate certificates and the Class AF-[1] Certificates, based on a 360-day year and the actual number of days elapsed during the related accrual period.

     There are certain circumstances that could reduce the amount of interest paid to you.

     See "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

Principal Payments

     On each distribution date, certificateholders will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions:

     . will generally include principal payments on the mortgage loans in the related loan group [or subgroup, as applicable],

     . until overcollateralization levels have been reached, will include excess interest payments on the mortgage loans in the related loan group, and

     . [on the distribution date following the end of the funding period, will include any money remaining in the pre-funding account that was allocated to the related loan group or subgroup, as applicable.]

     Certificateholders should review the priority of payments described under "Description of the Certificates -- Distributions" in this prospectus supplement.

     See "Description of the Certificates -- Distributions" and "-- Overcollateralization and Cross-Collateralization Provisions" in this prospectus supplement.

Credit Enhancement

     Credit enhancements provide limited protection to certain holders of certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Subordination

     The issuance of senior certificates and subordinated certificates by the trust is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal. Among the fixed rate certificates, the Class AF-[ ] Certificates constitute the "senior certificates," and the Class MF-[1], Class MF-[2], Class BF and Class BF-IO Certificates constitute the "subordinated certificates." Among the adjustable rate certificates, the Class AV-[1] and Class AV-[2] Certificates constitute the "senior certificates," and the Class MV-[1], Class MV-[2], Class BV and Class BV-IO Certificates constitute the "subordinated certificates."

     The certificates that have been designated as senior certificates will have a payment priority over the certificates that are designated as subordinated certificates. Within the classes of subordinated certificates of a certificate group:

     . certificates that have a class M-[1] designation will have payment priority over certificates of the same certificate group that have a class M-[2] designation and any class B designation;

     . certificates that have a class M-[2] designation will have payment priority over certificates of the same certificate group that have any class B designation; and

     . the Class BF and Class BV Certificates will have payment priority over the Class BF-IO and Class BV-IO Certificates, respectively.

     Subordination is designed to provide the holders of certificates having a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, before realized losses are allocated to the senior certificates.

     See "Description of the Certificates -- Distributions" in this prospectus supplement.

Overcollateralization and Cross-Collateralization

     When excess interest payments received in respect of the mortgage loans of a loan group are used to reduce principal owed on the related certificate group, the sum of the aggregate principal balance of the mortgage loans in that loan group [plus the amount, if any, on deposit in the pre-funding account allocated to purchase subsequent mortgage loans to be included in that loan group] may become greater than the principal balance of the related certificate group. If this occurs, the certificate group will be "overcollateralized," and on any distribution date, the amount of that overcollateralization will be available to absorb the related certificates' share of losses from liquidated mortgage loans, if those losses are not otherwise covered. The required level of overcollateralization will vary by certificate group and may change over time.

     Each group of mortgage loans is expected to generate more interest than is needed to pay interest on the related classes of certificates because the weighted average interest rate of the mortgage loans in each loan group is expected to be higher than the weighted average pass-through rate on the related certificates. Any interest payments received in respect of the mortgage loans of a loan group in excess of the amount that is needed to pay interest on the certificates of the related certificate group will be used to reduce the total principal balance of those certificates until a required level of overcollateralization has been achieved.

     In addition, the principal payment rules require that, under certain circumstances, excess interest generated by one loan group be used with respect to the other loan group; this is called "cross-collateralization."

     See "Description of the Certificates -- Overcollateralization and Cross-Collateralization Provisions" in this prospectus supplement.

Advances

     The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that those cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

     See "Servicing of the Mortgage Loans" in this prospectus supplement.

Optional Termination

     The master servicer may purchase all of the remaining assets [in a loan group] after the principal balance of the [related] mortgage loans and any [related] foreclosed real estate owned by the trust fund declines to or below [10]% of the sum of the principal balance of the mortgage loans [in that loan group] as of the initial cut-off date [plus the amount deposited in the pre-funding account on the closing date that is allocated to purchase subsequent mortgage loans to be included in that loan group]. Such a purchase by the master servicer will result in the early retirement of all certificates [in the related certificate group].

     See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

Material Federal Income Tax Consequences

     For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates offered by this prospectus supplement and the Class BF-IO and Class BV-IO Certificates will represent beneficial ownership of REMIC "regular interests" in the upper tier REMIC identified in the pooling and servicing agreement.

     The residual certificates will represent the beneficial ownership of the sole class of "residual interest" in each REMIC. Some classes of offered certificates may be issued with original issue discount for federal income tax purposes.

     The adjustable rate certificates will also represent the beneficial interest in the right to receive payments from the adjustable rate carryover reserve fund in accordance with an interest rate cap agreement contained in the pooling and servicing agreement.

     The treatment of the rights of the offered fixed rate certificates to any interest in excess of the weighted average net mortgage rate of the fixed rate mortgage loans is unclear for federal income tax purposes. The rights of these certificates to interest carryforward amounts may be treated as representing beneficial interests in the right to receive payments from a separate reserve fund in accordance with an interest rate cap agreement treated as a notional principal contract. Alternatively, the rights of these certificates to interest carryforward amounts may be treated as representing beneficial interests in an entity taxable as a partnership for federal income tax purposes with the Class BF-IO Certificates in respect of the Class BF-IO Certificates' entitlement to interest.

     See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Legal Investment Considerations

     None of the classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     See "Legal Investment" in the prospectus.

ERISA Considerations

     The Class AF-[__] [and AV-[__]] certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of an employee benefit plan so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Certificate Ratings

     The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from [Rating Agency] and [Rating Agency]

------------------------------------------------
   Class       [Rating Agency]  [Rating Agency]
   -----       ---------------  ---------------
------------------------------------------------
Class AF-[1]
------------------------------------------------
Class AF-[ ]
------------------------------------------------
Class AF-[ ]
------------------------------------------------
Class AV-[1]
------------------------------------------------
Class AV-[2]
------------------------------------------------
Class MF-[1]
------------------------------------------------
Class MV-[1]
------------------------------------------------
Class MF-[2]
------------------------------------------------
Class MV-[2]
------------------------------------------------
Class BF
------------------------------------------------
Class BV
------------------------------------------------


          A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

          See "Ratings" in this prospectus supplement and "Risk Factors -- Rating of the Securities" and "Rating" in the prospectus.

                                  RISK FACTORS

     The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

  The subordinated certificates have a
  greater risk of loss than senior
  certificates and subordination may
  not be sufficient to protect senior
  certificates from losses..........    When certain classes of certificates
                                        provide credit enhancement for other
                                        classes of certificates this is
                                        sometimes referred to as
                                        "subordination." The subordination
                                        feature is intended to enhance the
                                        likelihood that senior
                                        certificateholders will receive
                                        regular payments of interest and
                                        principal.  For purposes of this
                                        prospectus supplement, "related
                                        subordinated classes" means:

                                        .  with respect to the senior
                                           certificates of a certificate group,
                                           the certificates of the same
                                           certificate group that have a Class M
                                           or Class B designation;

                                        .  with respect to the certificates that
                                           have a Class M-[1] designation, the
                                           certificates of the same certificate
                                           group that have a Class M-[2]
                                           designation or any Class B
                                           designation;

                                        .  with respect to the certificates that
                                           have a Class M-[2] designation, the
                                           certificates of the same certificate
                                           group that have any Class B
                                           designation; and

                                        .  with respect to the Class BF and
                                           Class BV Certificates, the Class
                                           BF-IO and Class BV-IO Certificates,
                                           respectively.

                                        Credit enhancement will be provided
                                        for the certificates, first, by the
                                        right of the holders of the
                                        certificates to receive certain
                                        payments of principal before the
                                        related subordinated classes and,
                                        second, by the allocation of realized
                                        losses to the related subordinated
                                        classes. This form of credit
                                        enhancement is provided by using
                                        collections on the mortgage loans
                                        otherwise payable to the holders of the
                                        related subordinated classes to pay
                                        amounts due on the more senior classes.
                                        Collections otherwise payable to
                                        subordinated classes comprise the sole
                                        source of funds from which this credit
                                        enhancement is provided. Realized losses are allocated to the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. This means that with respect to the certificates offered by this prospectus supplement, realized losses on the mortgage loans of a particular loan group will first be allocated to the Class BF or Class BV Certificates, as applicable, until the principal balance of the Class BF or Class BV Certificates has been reduced to zero. Subsequent realized losses will be allocated to the next most junior class of subordinated certificates of the related certificate group, until the principal balance of that class of subordinated certificates has been reduced to zero. Accordingly, if the aggregate principal balance of the related subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the remaining certificates.

                                        You should fully consider the risks of
                                        investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in senior certificates should consider the risk that the subordination of the related subordinated classes may not be sufficient to protect the senior certificates from losses.

                                        See "Description of the Certificates" in this prospectus supplement .




Excess interest from the mortgage
loans may not provide adequate credit
enhancement......................       Each group of mortgage loans is expected
                                        to generate more interest than is needed to pay interest on the related classes of certificates because the weighted average interest rate on the related mortgage loans is expected to be higher than the weighted average pass-through rate on the related classes of certificates. If the amount of interest generated by the related mortgageloans is more than the amount than is needed to pay interest on the related certificates, that "excess interest" will be used to make additional principal payments on the related certificates. The use of excess interest to make additional principal payments on related certificates will reduce the total principal balance of those certificates below the aggregate principal balance of the related mortgage loans, thereby creating additional "overcollateralization."
                                        Overcollateralization is intended to
                                        provide limited protection to
                                        certificateholders by absorbing the
                                        related certificates' share of losses
                                        from liquidated mortgage loans.

                                        However, we cannot assure you that
                                        enough excess interest will be generated on the mortgage loans of either loan group to establish or maintain the required levels of overcollateralization for the related certificate group.

                                        The excess interest available on any
                                        distribution date will be affected by
                                        the actual amount of interest received,
                                        collected or recovered in respect of the related mortgage loans during the preceding month. That amount will be influenced by changes in the pass-through rates on the offered adjustable rate certificates and the Class AF-[1] Certificates, and changes to the weighted average of the mortgage rates resulting from prepayments and liquidations of the related mortgage loans, and in the case of the offered adjustable rate certificates, adjustments of the mortgage rates on adjustable rate mortgage loans. Because the mortgage rates on the fixed rate mortgage loans are fixed, [except for some mortgage rates that may decline based on payment history,] while the pass-through rate on the Class AF-[1] Certificates is variable and because the index used to determine the mortgage rates on the adjustable rate mortgage loans is different from the index used to determine the pass-through rates on the offered adjustable rate certificates, it is possible that the pass-through rates on these certificates may be higher than the interest rates on the related mortgage loans. In that event, it may be necessary to apply all or a portion of the available excess interest to make required payments of interest on the related classes of certificates. As a result, excess interest may be unavailable for any other purpose.

                                        If the protection afforded by
                                        overcollateralization and cross-
                                        collateralization is insufficient, then
                                        the holders of the certificates could
                                        experience a loss on their investment.

 [Risk regarding mortgage rates         The pass-through rate on each class
                                        of adjustable rate certificates
                                        adjusts monthly and is generally
                                        based on one-month LIBOR.  The
                                        mortgage rates on the adjustable rate
                                        mortgage loans generally adjust
                                        semi-annually based on six-month
                                        LIBOR [(although with respect to
                                        approximately [___]% and [___]% of
                                        the mortgage loans in statistical
                                        calculation loan subgroup [___] and
                                        statistical calculation loan subgroup
                                        [__], respectively, the related
                                        interest rates are initially fixed
                                        for one, two or three years before
                                        they begin to adjust semi-annually).]
                                        Because six-month LIBOR may respond
                                        to different economic and market
                                        factors than one-month LIBOR, there
                                        is not necessarily a correlation in
                                        movement between those indices.  For
                                        example, it is possible that the
                                        interest rates on some of the
                                        adjustable rate mortgage loans may
                                        decline while the pass-through rates
                                        on the related certificates are
                                        stable or rising.  In addition,
                                        although it is possible that both the
                                        mortgage rates and certificate
                                        pass-through rates may decline or
                                        increase during the same period,
                                        because of the difference between
                                        interest rate adjustment periods and
                                        pass-through rate adjustment periods,
                                        mortgage rates may decline or
                                        increase more slowly than the related
                                        certificate pass-through rates.

                                        This absence of a correlation between
                                        movement in the mortgage rates and
                                        the certificate pass-through rates
                                        may reduce the interest payable on
                                        the adjustable rate certificates
                                        because of the imposition of a
                                        pass-through rate cap called the
                                        "adjustable rate available funds
                                        cap."  Although it is intended that
                                        the amount by which a
                                        certificateholder's interest payment
                                        has been reduced by operation of the
                                        adjustable rate available funds cap
                                        will be paid to that
                                        certificateholder on future
                                        distribution dates, we cannot assure
                                        you that excess funds will be
                                        available to make any of those
                                        payments.

                                        In addition, the pass-through rate on
                                        the Class AF-[1] Certificates adjusts
                                        monthly and is based on one-month
                                        LIBOR while the mortgage rates on the
                                        fixed rate mortgage loans are fixed
                                        [, except for some mortgage rates that
                                        may decline based on payment history].
                                        The absence of the correlation between
                                        the variable pass-through rate on the
                                        Class AF-[1] Certificates and the fixed
                                        mortgage rates for the fixed rate loan
                                        group may reduce the interest payable on the Class AF-[1] Certificates because of the imposition of a pass-through rate cap called "fixed net rate cap." Although it is intended that the amount by which a certificateholder's interest payment has been reduced by operation of the fixed net rate cap will be paid to that certificateholder on future distribution dates, we cannot assure you that excess funds will be available to make any of those payments.]

Defaults on second lien [fixed]
[adjustable] rate mortgage loans
could result in payment delay or loss
on the offered [fixed] [adjustable]
rate certificates....................   Approximately [___]% of the mortgage
                                        loans in the [fixed] [adjustable] rate
                                        [statistical calculation] loan group
                                        will be secured by second mortgages on
                                        residential properties. In the case of
                                        liquidations, [fixed] [adjustable] rate
                                        mortgage loans secured by second
                                        mortgages are entitled to proceeds that
                                        remain from the sale of the related
                                        mortgaged property after any related
                                        first lien mortgage loan and prior
                                        statutory liens have been repaid in full and any related foreclosure costs have been paid. If those proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens and costs in the aggregate, the trust fund and, accordingly, holders of the offered [fixed] [adjustable] rate certificates will bear:


                                        .  the risk of delay in distributions
                                           while any deficiency judgment
                                           against the borrower is sought, and

                                        .  the risk of loss if the deficiency
                                           judgment cannot be obtained or is
                                           not realized upon.

                                        See "Certain Legal Aspects of the
                                        Loans" in the prospectus.

[Balloon loans may have high
rates of default......................  With respect to approximately [___]% of the mortgage loans in the [fixed]
                                        [adjustable] rate [statistical
                                        calculation] loan group, borrowers make
                                        monthlypayments of principal that are
                                        less than sufficient to amortize those
                                        mortgage loans by their maturity. These
                                        loans are commonly called "balloon
                                        loans." As a result of these lower
                                        monthly payments, a borrower generally
                                        will be required to pay a large
                                        remaining principal balance upon the
                                        maturity of a balloon loan. The ability
                                        of a borrower to make that payment may
                                        depend on its ability to obtain
                                        refinancing of the balance due on the
                                        mortgage loan. In addition, an increase
                                        in prevailing market interest rates over
                                        the loan rate on the mortgage loan at
                                        origination may reduce the borrower's
                                        ability to obtain refinancing and to pay
                                        the principal balance of the mortgage
                                        loan at its maturity.]
Cash flow considerations and risks
could cause payment delays and
losses............................      There could be substantial delays in
                                        the liquidation of defaulted mortgage
                                        loans and corresponding delays in
                                        your receiving your portion of the
                                        proceeds of a liquidation.  These
                                        delays could continue for several
                                        years.  Furthermore, an action to
                                        obtain a deficiency judgment is
                                        regulated by statutes and rules, and
                                        the amount of a deficiency judgment
                                        may be limited by law.  In the event
                                        of a default by a borrower, these
                                        restrictions may impede the ability
                                        of the master servicer to foreclose
                                        on or to sell the mortgaged property
                                        or to obtain a deficiency judgment.
                                        In addition, liquidation expenses
                                        (such as legal and appraisal fees,
                                        real estate taxes and maintenance and
                                        preservation expenses) will reduce
                                        the amount of security for the
                                        mortgage loans and, in turn, reduce
                                        the proceeds payable to
                                        certificateholders.  If:

                                        .  the mortgaged properties fail to
                                           provide adequate security for the
                                           related mortgage loans, and

                                        .  the protection provided by the
                                           subordination of certain classes and
                                           the availability of
                                           overcollateralization are
                                           insufficient to cover any shortfall,

                                        you could lose all or a portion of
                                        the money you paid for the
                                        certificates.

 Yield and reinvestment could be
 adversely affected by
 unpredictability of
 prepayments  .....................     No one can accurately predict the
                                        level of prepayments that the trust
                                        fund will experience.  The trust
                                        fund's prepayment experience may be
                                        affected by many factors, including:

                                        .  general economic conditions,

                                        .  the level of prevailing interest
                                           rates,

                                        .  the availability of alternative
                                           financing, and

                                        .  homeowner mobility.

                                        In addition, [substantially all of]
                                        the mortgage loans contain
                                        due-on-sale provisions, and the
                                        master servicer intends to enforce
                                        those provisions unless doing so is
                                        not permitted by applicable law or
                                        the master servicer, in a manner
                                        consistent with reasonable commercial
                                        practice, permits the purchaser of
                                        the mortgaged property in question to
                                        assume the related mortgage loan.

                                        See "The Mortgage Pool" and "Yield,
                                        Prepayment and Maturity
                                        Considerations" in this prospectus
                                        supplement and "Certain Legal Aspects
                                        of the Loans -- Due-on-Sale Clauses"
                                        in the prospectus for a description
                                        of certain provisions of the mortgage
                                        loans that may affect the  prepayment
                                        experience on the mortgage loans.

                                        [In addition, the weighted average
                                        life of the certificates will be
                                        affected by any prepayment resulting
                                        from the distribution of amounts (if
                                        any) on deposit in the pre-funding
                                        account after the end of the
                                        funding period that are allocated to the related loan group or subgroup, as applicable.]

                                        The weighted average life of the
                                        certificates will be sensitive to the
                                        rate and timing of principal payments
                                        (including prepayments) on the
                                        mortgage loans, which may fluctuate
                                        significantly from time to time.  You
                                        should note that:

                                        .  generally, if you purchase your
                                           certificates at a discount and
                                           principal is repaid on the related
                                           mortgage loans slower than you
                                           anticipate, then your yield may be
                                           lower than you anticipate;

                                        .  generally, if you purchase your
                                           certificates at a premium and
                                           principal is repaid on the related
                                           mortgage loans faster than you
                                           anticipate, then your yield may be
                                           lower than you anticipate;

                                        .  if you purchase an adjustable rate
                                           certificate, your yield will also be
                                           sensitive to:

                                           - the level of one-month LIBOR;

                                           - the timing of adjustment of the
                                           pass-through rate on your certificate
                                           as it relates to the timing of
                                           adjustment of the interest rates on
                                           the adjustable rate mortgage loans;

                                           - the level of the mortgage index;
                                           and

                                           - other limitations on the pass-
                                           through rate of that certificate, as
                                           described further in this prospectus
                                           supplement; and

                                        .  if you purchase a Class AF-[1]
                                           Certificate, your yield will also be
                                           sensitive to:

                                           - the level of one-month LIBOR, and

                                           - the adjustment of the pass-through
                                           rate on your certificates as it
                                           relates to the interest rates on the
                                           fixed rate mortgage loans, you bear
                                           the reinvestment risks resulting from
                                           a faster or slower rate of principal
                                           payments than you expected.

                                        See "Yield, Prepayment and Maturity
                                        Considerations" in this prospectus
                                        supplement.


 [Possible prepayment due to
 inability to acquire related
 subsequent mortgage loans..........    The ability of the trust fund to acquire
                                        subsequent mortgage loans for inclusion
                                        in the related loan group or subgroup
                                        (as applicable) depends on the ability
                                        of the seller to originate and acquire
                                        mortgage loans during the funding period that meet the eligibility criteria for subsequent mortgage loans as described in this prospectus supplement. The ability of the seller to originate and acquire these loans will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

                                        If the full amounts on deposit in the
                                        pre-funding account allocated to
                                        purchase subsequent mortgage loans for a loan group or subgroup (as applicable) cannot be used by the end of the funding period for that purpose, that amount remaining on deposit in the pre-funding account will be distributed to the related certificateholders as a prepayment of principal on the [_______], 200[__] distribution date. In particular, investors in the Class AV- [2] Certificates should note that a substantial portion of the pre-funded amount (approximately [___]%) has been allocated to purchase subsequent mortgage loans to be included in loan group [__]. No assurance can be given as to the magnitude of any amount on deposit in the pre-funding account at the end of the funding period with respect to any loan group or subgroup.]


Reduction in or withdrawal of
certificate ratings will affect the
value of the certificates.............  The ratings of the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans underlying the certificates, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates because that rating does not address the market price of the certificates or suitability for a particular investor.

                                        The rating agencies may suspend, reduce
                                        or withdraw the ratings on the
                                        certificates at anytime. Any reduction
                                        in, or suspension or withdrawal of, the
                                        ratings assigned to the certificates
                                        would probably reduce the market value
                                        of the certificates and may affect your
                                        ability to sell them.


Distribution to and rights of
investors could be adversely
affected by the bankruptcy or
insolvency of certain parties ........  First Horizon will treat its transfer of the mortgage loans to the
                                        depositor as a sale of the mortgage
                                        loans. However, if First Horizon
                                        becomes bankrupt, the trustee in
                                        bankruptcy of First Horizon may argue
                                        that the mortgage loans were not sold
                                        but were only pledged to secure a
                                        loan to First Horizon.  If that
                                        argument is made, you could
                                        experience delays or reduction in
                                        payments on the certificates.  If
                                        that argument is successful, the
                                        bankruptcy trustee could elect to
                                        sell the mortgage loans and pay down
                                        the certificates early.  Thus, you
                                        could lose the right to future
                                        payments of interest, and might
                                        suffer reinvestment loss in a lower
                                        interest rate environment.

                                        In addition, if the master servicer
                                        becomes bankrupt, a bankruptcy
                                        trustee or receiver may have the
                                        power to prevent the trustee from
                                        appointing a successor master
                                        servicer.  Any related delays in
                                        servicing could result in increased
                                        delinquencies or losses on the
                                        mortgage loans.

 Geographic concentration of
 mortgaged properties in
 [California] increases the risk
 that certificate yields could be
 impaired.............................  Approximately [___]% of the mortgage loans in the fixed rate [statistical
                                        calculation] loan group and
                                        approximately [___]% of the mortgage
                                        loans in the adjustable rate
                                        [statistical calculation] loan group
                                        [(and [___]% and [___]% of the
                                        mortgage loans in statistical
                                        calculation loan subgroup [__] and
                                        statistical calculation loan subgroup
                                        [__], respectively)] as of the
                                        [statistical calculation] [cut-off]
                                        date are secured by mortgaged
                                        properties that are located in the
                                        State of [California].  Property in
                                        [California] may be more susceptible
                                        than homes located in other parts of
                                        the
                                        country to some types of uninsurable
                                        hazards, such as earthquakes, floods,
                                        mudslides and other natural disasters.
                                        In addition:

                                        .  economic conditions in [California]
                                           (which may or may not affect real
                                           property values) may affect the
                                           ability of borrowers to repay their
                                           loans on time;

                                        .  declines in the [California]
                                           residential real estate market may
                                           reduce the values of properties
                                           located in [California], which would
                                           result in an increase in the loan-to-
                                           value ratios; and

                                        .  any increase in the market value of
                                           properties located in [California]
                                           would reduce the loan-to-value ratios
                                           and could, therefore, make
                                           alternative sources of financing
                                           available to the borrowers at lower
                                           interest rates, which could result in
                                           an increased rate of prepayment of
                                           the mortgage loans.


You may have difficulty reselling
certificates .........................  The underwriters intend to make a secondary market in the classes of
                                        certificates purchased by them, but no
                                        underwriter has any obligation to do so.
                                        We cannot assure you that a secondary
                                        market will develop or, if it develops,
                                        that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for asset backed
                                        securities have experienced periods of
                                        illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Recent attacks and
 military action..............     The effects that the recent attacks in the
                                   United States and related military action may have on the performance of the mortgage loans cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-governmental lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S.
                                   military reservists or members of the
                                   National Guard may significantly increase the proportion of loans whose interest rates are reduced by application of the Soldiers' and Sailors' Civil Relief Act of 1940. Any such application may result in interest shortfalls on the certificates. Neither the seller, depositor or master servicer is obligated to make payments to certificateholders to offset any such shortfalls, nor will excess interest or other amounts generated by the mortgage loans be applied to reduce such shortfalls.


                           FORWARD LOOKING STATEMENTS

     Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projection and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes,"
"anticipates," "estimates," or other comparable words.   Forward-looking
statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.


                                THE MORTGAGE POOL

 General

     The following discussion applies to the origination, sales and servicing practices of First Horizon in effect at the time of the origination of the Mortgage Loans.

     Set forth below is certain [statistical] information based on scheduled principal balances as of [_________], 200[__] which is the ["Statistical Calculation Date"] concerning (1) the pool of mortgage loans, [and] (2) each group of mortgage loans comprising that pool [and (3) each subgroup of mortgage loans comprising the [fixed] [adjustable] rate group of mortgage loans], in each case with respect to mortgage loans originated by the Seller (as defined in this prospectus supplement) through [__________], 200[__] [(such pool, the "Statistical Calculation Pool," each such group, a "Statistical Calculation Loan Group", and each such subgroup, a "Statistical Calculation Loan Subgroup")]. A detailed description of the pool of conventional mortgage loans (the "[Initial] Mortgage Loans") to be actually included in the Trust Fund at the Closing Date (such pool, the "[Initial] Mortgage Pool") will be available to purchasers of the Offered Certificates at or before, and will be filed on Form 8-K with the Securities and Exchange Commission after delivery of the Offered Certificates. The Detailed Description will specify the aggregate of the Stated Principal Balances of the [Initial] Mortgage Loans included in the [Initial] Mortgage Pool [as of the later of (x) [_________], 200[__] and (y) the date of origination of each of those Initial Mortgage Loans (the "Initial Cut-off Date," and such aggregate of those Stated Principal Balances, the "Initial Cut-off Date Pool Principal Balance")] and will also include, among other things, the following information regarding those [Initial] Mortgage Loans:

     . the Mortgage Rates borne by the [Initial] Mortgage Loans as of the [Initial Cut-off Date],

     .    the lien priorities of the [Initial] Mortgage Loans,

     . the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the [Initial] Mortgage Loans,

     . the remaining months to stated maturity of the [Initial] Mortgage Loans as of the [Initial Cut-off Date],

     .    the type of properties securing the [Initial] Mortgage Loans,

     . the geographical distribution of those [Initial] Mortgage Loans by state,

     .    the occupancy types of the [Initial] Mortgage Loans, and

     .    the loan purposes of the [Initial] Mortgage Loans.

     The "[Statistical Calculation] [Cut-off] Date Pool Principal Balance" is $[___________], which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the [Statistical Calculation] [Cut-off] Date. The [Statistical Calculation] [Cut-off] Date Group Principal Balance for the [Statistical Calculation] Loan Group comprised of Fixed Rate Mortgage Loans (the "Fixed Rate [Statistical Calculation] Loan Group") is $[__________], which is equal to the aggregate Stated Principal Balance of the Fixed Rate Mortgage Loans as of the [Statistical Calculation] [Cut-off] Date. The [Statistical Calculation] [Cut-off] Date Group Principal Balance for the [Statistical Calculation] Loan Group comprised of Adjustable Rate Mortgage Loans (the "Adjustable Rate [Statistical Calculation] [Cut-off] Loan Group") is $[______], which is equal to the aggregate Stated Principal Balance of the Adjustable Rate Mortgage Loans as of the [Statistical Calculation] [Cut-off] Date. [The "[Statistical Calculation] [Cut-off] Date Subgroup Principal Balance" for the [Statistical Calculation] Loan Subgroup identified below as "[Statistical Calculation] Loan Subgroup [__]" is $[_______] which is equal to the aggregate Stated Principal Balances of the [Fixed] [Adjustable] Rate Mortgage Loans in [Statistical Calculation] Loan Subgroup [__].

     [The Statistical Calculation Pool will consist of [___] Mortgage Loans, of which approximately [___]% are included in the Fixed Rate Statistical Calculation Loan Group and approximately [___]% are included in the Adjustable Rate Statistical Calculation Loan Group (based on the scheduled principal balances as of the Statistical Calculation Date).] First Horizon Asset Securities Inc. (the "Depositor") believes that the information set forth in this prospectus supplement with respect to the [Statistical Calculation] [Mortgage] Pool, each [Statistical Calculation] Loan Group [and each Statistical Calculation Loan Subgroup] as presently constituted is representative of the characteristics of the Mortgage Pool, each Loan Group [and each Loan Subgroup], respectively, as will be constituted at the Closing Date, although some characteristics of the Mortgage Loans in the Mortgage Pool, each Loan Group [and each Loan Subgroup] may vary. See "-- Difference between Statistical Calculation Pool and the Actual Mortgage Pool" below. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on either the [Statistical Calculation] [Cut-off] Date Group Principal Balance of the related [Statistical Calculation] Loan Group [or the Statistical Calculation Date Subgroup Principal Balance of the related Statistical Loan Subgroup, as applicable].

     All of the Mortgage Loans to be included in the Trust Fund will be evidenced by promissory notes (the "Mortgage Notes"). The Mortgage Notes are secured by first and second lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "Mortgaged Properties") which are located in 49 states and the District of Columbia. Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups (the "Fixed Rate Loan Group" and "Adjustable Rate Loan Group," and each a "Loan Group"), comprised of Mortgage Loans that bear interest at fixed rates[, except for some mortgage rates that may decline based on payment history], in the case of the Fixed Rate Loan Group such Mortgage Loans, (the "Fixed Rate Mortgage Loans"), and adjustable rates, in the case of the Adjustable Rate Loan Group such Mortgage Loans, (the "Adjustable Rate Mortgage Loans"). [The [Fixed] [Adjustable] Rate Loan Group will be comprised of [ ] subgroups of Mortgage Loans (each a "Loan Subgroup"). ["Loan Subgroup [__]" will consist of [Fixed] [Adjustable] Rate Mortgage Loans with principal balances at origination that may or may not conform to the criteria specified below for principal balances at origination of the Mortgage Loans included in Loan Subgroup [__]. "Loan Subgroup [__]" will consist of [Fixed] [Adjustable] Rate Mortgage Loans that had a principal balance at origination of no more than $[_________] (or $[_______] if the property is located in [___________] or [__________]), if a single-family property, or $[________] (or $[________] if the property is located in [__________] or
[________]), if a two- to four-family property.]

     [Substantially] all of the Mortgage Loans to be included in the Trust Fund will provide for the amortization of the amount financed over a series of monthly payments and will provide for payments due as of the first day of each month. [The Mortgage Loans to be included in the Trust Fund will have been originated or purchased by First Horizon and will have been originated substantially in accordance with First Horizon's underwriting criteria described in the prospectus under "Loan Programs -- Underwriting Standards." ]

     Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled due dates of those Mortgage Loans will not affect the amortization schedule or the relative application of those payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately [___]% of the Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan Group and [___]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group (approximately [___]% of the Mortgage Loans in [Statistical Calculation] Loan Subgroup [__] and approximately [___]% of the Mortgage Loans in [Statistical Calculation] Loan Subgroup [__]) provide for the payment by the borrower of a prepayment charge on full prepayments typically made within five years from the date of execution of the related Mortgage Note. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the first five years from the date of origination of that Mortgage Loan, the borrower prepays that Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of that prepayment on the amount prepaid in excess of 20% of the original balance of that Mortgage Loan.

Fixed Rate [Statistical Calculation] Loan Group

     For the Fixed Rate Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan Group:

     . The aggregate of the Stated Principal Balances was $[_______]. The average Stated Principal Balance was $[_______], the minimum Stated Principal Balance was $[_______], and the maximum Stated Principal Balance was $[_______].

     . The minimum Mortgage Rate and the maximum Mortgage Rate were approximately [___]% and [___]% per annum, respectively, and the weighted average Mortgage Rate was approximately [___]% per annum.

     . The remaining amortization term to maturity ranged from approximately [___] months to [___] months and the weighted average remaining amortization term to maturity was approximately [___] months.

     . Approximately [___]% of the Mortgage Loans were secured by Mortgaged Properties which are single-family detached residences and approximately [___]% were owner-occupied.

     .    Approximately [___]%, [___]%, [___]%, [___]% and [___]% of the
          Mortgage Loans are secured by Mortgaged Properties located in [___], [___], [___], [___] and [___], respectively.

     . Approximately [___]% of the Mortgage Loans were underwritten in accordance with First Horizon's [Stated Income] Program.

     .    Approximately [___]% of the Mortgage Loans constitute Balloon Loans.

     . Approximately [___]% of the Mortgage Loans were 30 to 59 days delinquent. As of the [Statistical Calculation] [Cut-off] Date, no Mortgage Loan was 60 or more days delinquent.

     . Approximately [___]% of the Mortgage Loans are secured by first liens on the related Mortgaged Properties, and approximately [___]% of the Mortgage Loans are secured by second liens on the related Mortgaged Properties.

Adjustable Rate [Statistical Calculation] Loan Group

     For the Adjustable Rate Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group:

     . The aggregate of the Stated Principal Balances was $[_______]. The average Stated Principal Balance was $[_________], the minimum Stated Principal

          Balance was $[________], and the maximum Stated Principal Balance was $[_______].

     . The minimum current Mortgage Rate and the maximum current Mortgage Rate were approximately [___]% and [___]% per annum, respectively, and the weighted average Mortgage Rate was approximately [___]% per annum.

     . The remaining term to scheduled maturity ranged from approximately [___] to [___] months and the weighted average remaining term to scheduled maturity was approximately [___] months.

     . Approximately [___]% of the Mortgage Loans were secured by Mortgaged Properties which are single-family detached residences and approximately [ ] % were owner-occupied.

     .    Approximately [___]%, [___]%, [___]%, [___]% and [___]% of the
          Mortgage Loans are secured by Mortgaged Properties located in [___], [___], [___], [___] and [___], respectively.

     . Approximately [___]% of the Mortgage Loans were underwritten in accordance with First Horizon's [Stated Income] Program.

     .    None of the Mortgage Loans constitute Balloon Loans.

     . Approximately [___]% of the Mortgage Loans were 30 to 59 days delinquent. No Mortgage Loan was 60 or more days delinquent.

     . All of the Mortgage Loans are secured by first liens on the related Mortgaged Properties.

     [Statistical Calculation] Loan Subgroup [__]

     For the [Fixed] [Adjustable] Rate Mortgage Loans in [Statistical Calculation] Loan Group [__]:

     . The aggregate of the Stated Principal Balances was $[________]. The average Stated Principal Balance was $[_______], the minimum Stated Principal Balance was $[_______], and the maximum Stated Principal Balance was $[_______].

     . The minimum current Mortgage Rate and the maximum current Mortgage Rate were approximately [___]% and [___]% per annum, respectively, and the weighted average Mortgage Rate was approximately [___]% per annum.

     . The remaining term to scheduled maturity ranged from approximately [___] to [___] months and the weighted average remaining term to scheduled maturity was approximately [___] months.

     . Approximately [___]% of the Mortgage Loans were secured by Mortgaged Properties which are single-family detached residences and approximately [___]% were owner-occupied.

     .    Approximately [___]%, [___]%, [___]%, [___]% and [___]% of the
          Mortgage Loans are secured by Mortgaged Properties located in [___], [___], [___], [___] and [___], respectively.

     . Approximately [___]% of the Mortgage Loans were underwritten in accordance with First Horizon's Stated Income Program.

     .    None of the Mortgage Loans constitute Balloon Loans.

     . Approximately [___]% of the Mortgage Loans were 30 to 59 days delinquent. No Mortgage Loan was 60 or more days delinquent.

Additional Information Regarding the Adjustable Rate Mortgage Loans

     Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to semi-annual adjustment on the first day of the months specified in the related Mortgage Note (each of these dates, an "Adjustment Date") to equal the sum, rounded to the nearest [___]%, of:

     . the average of the London interbank offered rates for [six-month] U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if that rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Trustee, as holder of the related Mortgage Note, based on comparable information, in each case as most recently announced as of a date [45] days before that Adjustment Date (the "Mortgage Index"); and

     . a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin");

provided, however, that the Mortgage Rate for substantially all of the Adjustable Rate Mortgage Loans will not increase or decrease by more than [___]% on any Adjustment Date (the "Periodic Rate Cap"), with the exception of the initial Adjustment Date for some of the [1/29], [2/28] and [3/27] Mortgage Loans (each defined below), which are subject to a different initial Periodic Rate Cap, which is set forth in the Mortgage Note. Substantially all of the Mortgage Loans in the Adjustable Rate Statistical Calculation Loan Group were originated with Mortgage Rates less than the sum of the then applicable Mortgage Index and the related Gross Margin. Approximately [___]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group [(and

[___]% in Statistical Calculation Loan Subgroup [___] and [___]% in Statistical Calculation Loan Subgroup [___]) have fixed Mortgage Rates for approximately [12] months after origination of those Mortgage Loans (the "[1/29] Mortgage Loans"), approximately [___]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group [(and [___]% in Statistical Calculation Loan Subgroup [___] and [___]% in Statistical Calculation Loan Subgroup [___])] have fixed Mortgage Rates for approximately [24] months after origination of those Mortgage Loans (the "[2/28] Mortgage Loans"), and approximately [___]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group [(and [___]% in Statistical Calculation Loan Subgroup [__] and [___]% in Statistical Calculation Loan Subgroup [__])] have fixed Mortgage Rates for approximately [36] months after origination of those Mortgage Loans (the "[3/27] Mortgage Loans"), in each case before becoming subject to the semi-annual adjustment described in the preceding sentences. Approximately [___]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group [(and [___]% in Statistical Calculation Loan Subgroup [__] and [___]% in Statistical Calculation Loan Subgroup [__])] will provide that over the life of each Mortgage Loan in that Adjustable Rate [Statistical Calculation] Loan Group [or Statistical Calculation Loan Subgroup] the Mortgage Rate will in no event be more than the initial Mortgage Rate plus [___]% (the "Maximum Mortgage Rate"). Effective with the first payment due on an Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

[Difference between Statistical Calculation Pool and the Initial Mortgage Pool

     The statistical information presented in this prospectus supplement is based on the Statistical Calculation Pool. The Statistical Calculation Pool reflects Mortgage Loans originated by the Seller through [________], 200[_]. The statistical information presented in this prospectus supplement is based on the number and the Stated Principal Balances of those Mortgage Loans as of the Statistical Calculation Date. The Depositor expects the aggregate Stated Principal Balances of the [Initial] Mortgage Loans to be included in the [Initial] Mortgage Pool as of the [Initial] Cut-off Date will be approximately $[______]. The Mortgage Loans to be included in the [Initial] Mortgage Pool will represent Mortgage Loans in the Statistical Calculation Pool plus additional Mortgage Loans sold by the Seller to the Depositor, and by the Depositor to the Trust Fund, on the Closing Date. However, with respect to the Mortgage Loans in the Statistical Calculation Pool, as to which statistical information is presented in this prospectus supplement, certain amortization will occur before the transfer of those Mortgage Loans to the Trust Fund. Moreover, some Mortgage Loans in the Statistical Calculation Pool may prepay in full or may be determined not to meet the eligibility requirements for the final Mortgage Pool and as a result may not be included in the final Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the [Initial] Mortgage Pool will vary from the statistical distribution of such characteristics of the Statistical Calculation Pool as presented in this prospectus supplement, although that variance will not be material.]

Loan-to-Value Ratio and Combined Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a Mortgage Loan is equal to:

     . the principal balance of that Mortgage Loan at the date of origination, divided by

     .    the Collateral Value of the related Mortgaged Property.

     The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of:

     .    the sum of:

          .    the original principal balance of the Mortgage Loan, and

          . the outstanding principal balance at the date of origination of the Mortgage Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to that mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Mortgage Loan, to

     .    the Collateral Value of the related Mortgaged Property.

     The "Collateral Value" of a Mortgaged Property is the lesser of:

     . the appraised value based on an appraisal made for First Horizon by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and

     . the sales price of that Mortgaged Property at that time of origination.

     With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. The weighted average Combined Loan-to-Value Ratio in the Fixed Rate [Statistical Calculation] Loan Group was approximately [___]%, the weighted average Combined Loan-to-Value Ratio for the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group was approximately [___]% [and the weighted average Combined Loan-to-Value Ratio for the Mortgage Loans in [Statistical Calculation] Loan Subgroup [__] and [Statistical Calculation] Loan Subgroup [__] were approximately [___]% and [___]%, respectively.]

Stated Principal Balance

     "Stated Principal Balance" means, for any Mortgage Loan and (1) the related [Initial] Cut-off Date [or Subsequent Cut-off Date (as defined below), as applicable (the "Cut-off Date")], [or the Statistical Calculation Date (as the context requires),] the unpaid principal balance of the Mortgage Loan as of that date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received before that date and to the payment of principal due on that date and irrespective of any delinquency in payment by the related mortgagor or (2) any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of scheduled payments due with respect to the Mortgage Loan on or before the end of the most recent Due Period that were received by the Master Servicer on or before the most recent Determination Date or were advanced by the Master Servicer on or before the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loan received on or before the end of the most recent Prepayment Period and (iii) Liquidation Proceeds received by the Master Servicer before the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan. When used with respect to the Mortgage Pool, a Loan Group [or Loan Subgroup] as a whole, Stated Principal Balance means the aggregate Stated Principal Balances of all Mortgage Loans in that Mortgage Pool, Loan Group [or Loan Subgroup], respectively.

 The [Statistical Calculation] [Mortgage] Pool

     The following information sets forth in tabular format certain information, as of the [Statistical Calculation] [Cut-off] Date, about Mortgage Loans included in the [Statistical Calculation] [Mortgage] Pool. Other than with respect to rates of interest, percentages are approximate and are stated by the related [Statistical Calculation] [Cut-off] Date Group Principal Balance [or related [Statistical Calculation] [Cut-off] Date Subgroup Principal Balance, as applicable]. The sum of the columns below may not equal the total indicated due to rounding.

                FIXED RATE [STATISTICAL CALCULATION] LOAN GROUP
               [[STATISTICAL CALCULATION] LOAN SUBGROUP [     ]]

                             MORTGAGE RATES FOR THE
                        MORTGAGE LOANS IN THE FIXED RATE
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)
              -----------------------------------------------------


                                               Aggregate
                                               Principal
      Range of          Number of               Balance
 Mortgage Rates (%)   Mortgage Loans         Outstanding
 ------------------   --------------         -----------

% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
       TOTAL: ......


(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Mortgage Rate of the Mortgage Loans in the Fixed Rate [Statistical
     Calculation] Loan [Group] [Subgroup [ ]] was approximately [    ]% per
     annum.

                     [COMBINED] LOAN-TO-VALUE RATIOS FOR THE
                        MORTGAGE LOANS IN THE FIXED RATE
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)
              -----------------------------------------------------

                                                     Aggregate
                                                     Principal
Range of [Combined]           Number of               Balance
Loan-to-Value Ratios (%)    Mortgage Loans         Outstanding
------------------------    --------------         -----------

% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
       TOTAL: ......

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average [Combined] Loan-to-Value Ratio of the Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan [Group] [Subgroup [ ]] was approximately [ ]%.

                     MORTGAGE LOAN PRINCIPAL BALANCE FOR THE
                        MORTGAGE LOANS IN THE FIXED RATE
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)
              -----------------------------------------------------

                                                   Aggregate
                                                   Principal
Range of Mortgage Loan      Number of               Balance
Principal Balances ($)    Mortgage Loans          Outstanding
----------------------    --------------          -----------

% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
       TOTAL: ......

(1) As of the [Statistical Calculation] [Cut-off] Date, the average principal balance of the Mortgage Loans in the Fixed Rate [Statistical Calculation]
     Loan [Group] [Subgroup [  ]] was $[                ].

                   STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES
                    FOR THE MORTGAGE LOANS IN THE FIXED RATE
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]
             -------------------------------------------------------


                                                 Aggregate
                       Number of             Principal Balance
State                Mortgage Loans             Outstanding
-----                --------------             -----------

 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
          TOTALS:..........

                      TYPE OF MORTGAGED PROPERTIES FOR THE
                        MORTGAGE LOANS IN THE FIXED RATE
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]



                                    Number of      Aggregate
                                    Mortgage   Principal Balance
Property Type                        Loans        Outstanding
-------------                        -----        -----------

2-4 Family Dwellings ..............
High-Rise Condominiums ............
Low-Rise Condominiums .............
Manufactured Housing
  (treated as real property) ......
Planned Unit Developments .........
Single-Family Detached Dwellings ..
     TOTALS: ......................



                    OCCUPANCY TYPES FOR THE MORTGAGE LOANS IN
                    THE FIXED RATE [STATISTICAL CALCULATION]
                         LOAN [GROUP] [SUBGROUP [ ]] (1)
                        ---------------------------------


                       Number of      Aggregate
                       Mortgage   Principal Balance
Occupancy Type          Loans        Outstanding
--------------          -----        -----------

Second Home ...........
Investment Property ...
Primary Residence .....
     TOTALS: ..........

(1) Based upon representations of the related mortgagors at the time of origination.

                   REMAINING MONTHS TO STATED MATURITY FOR THE
                        MORTGAGE LOANS IN THE FIXED RATE
            [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]] (1)
           -----------------------------------------------------------

                            Number of      Aggregate
                            Mortgage   Principal Balance
Remaining Term (Months)      Loans        Outstanding
-----------------------      -----        -----------
   - ...................
   - ...................
   - ...................
     TOTALS: ...........

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average remaining amortization terms to maturity for the Mortgage Loans in the
     Fixed Rate [Statistical Calculation] Loan [Group] [Subgroup [   ]] was
     approximately [   ] months.


                              LOAN PURPOSE FOR THE
                          MORTGAGE LOANS IN FIXED RATE
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]
             -------------------------------------------------------

                          Number of      Aggregate
                          Mortgage   Principal Balance
Loan Purpose               Loans        Outstanding
------------               -----        -----------
Refinance-Cash Out .......
Purchase .................
Refinance-Rate/Term ......
  TOTALS:

              ADJUSTABLE RATE [STATISTICAL CALCULATION] LOAN GROUP
                  [[STATISTICAL CALCULATION] LOAN SUBGROUP [ ]]

                    MORTGAGE RATES FOR THE MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)
              -----------------------------------------------------
                                         Aggregate
                                         Principal
Range of                Number of         Balance
Mortgage Rates (%)    Mortgage Loans    Outstanding
------------------    --------------    -----------

% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
       TOTAL: ......

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Mortgage Rate of the Mortgage Loans in [Statistical Calculation] Loan
     [Group] [Subgroup [  ]] was approximately [     ]% per annum.

                      GROSS MARGINS FOR MORTGAGE LOANS IN
             [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)
             -----------------------------------------------------

                                           Aggregate
                                           Principal
Range of               Number of            Balance
Gross Margins (%)    Mortgage Loans       Outstanding
-----------------    --------------       -----------

% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
       TOTAL: ......



(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Gross Margin of the Mortgage Loans in [Statistical Calculation] Loan
     [Group] [Subgroup [  ]] was approximately [     ]%.

                     MAXIMUM RATES FOR THE MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)
              -----------------------------------------------------

                                          Aggregate
                                          Principal
Range of               Number of           Balance
Maximum Rates (%)    Mortgage Loans      Outstanding
-----------------    --------------      -----------

% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
       TOTAL: ......

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Maximum Rate of the Mortgage Loans in [Statistical Calculation] Loan
     [Group] [Subgroup [  ]] was approximately [     ]% per annum.

                        MORTGAGE LOAN PRINCIPAL BALANCES
                           FOR THE MORTGAGE LOANS IN
             [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)
             -----------------------------------------------------

                                              Aggregate
                                              Principal
Range of Mortgage Loan      Number of          Balance
Principal Balances ($)    Mortgage Loans     Outstanding
----------------------    --------------     -----------

% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
       TOTAL: ......

(1) As of the [Statistical Calculation] [Cut-off] Date, the average principal balance of the Mortgage Loans in [Statistical Calculation] Loan [Group]
     [Subgroup [  ]] was $[        ].

                  MINIMUM MORTGAGE RATES FOR MORTGAGE LOANS IN
             [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)
             -----------------------------------------------------
                                            Aggregate
                                            Principal
Range of Minimum        Number of            Balance
Interest Rates (%)    Mortgage Loans      Outstanding
------------------    --------------      -----------

% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
       TOTAL: ......

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in [Statistical Calculation]
     Loan [Group] [Subgroup [  ]] was approximately [     ]% per annum.

                  [COMBINED] LOAN-TO-VALUE RATIO FOR MORTGAGE
                          LOANS IN THE ADJUSTABLE RATE
             [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)
             -----------------------------------------------------


                                                 Aggregate
                                                 Principal
Range of [Combined]           Number of           Balance
Loan-to-Value Ratios (%)    Mortgage Loans      Outstanding
------------------------    --------------      -----------

% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
% - % ..............
       TOTAL: ......

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Loan-to-Value Ratio of the Mortgage Loans in [Statistical Calculation]
     Loan [Group] [Subgroup [  ]] was approximately [     ]%.

                   STATE DISTRIBUTION OF MORTGAGED PROPERTIES
                            FOR THE MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]
             -------------------------------------------------------


                                             Aggregate
                       Number of         Principal Balance
State                Mortgage Loans         Outstanding
-----                --------------         -----------

 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
          TOTALS:..........

                            INITIAL FIXED RATE PERIOD
                            FOR THE MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]
             -------------------------------------------------------



                                             Aggregate
Initial Fixed Rate     Number of         Principal Balance
Period (Months)      Mortgage Loans         Outstanding
---------------      --------------         -----------

6  ..............
12 ..............
24 ..............
36 ..............
   TOTALS: ......

                            NEXT ADJUSTMENT DATE FOR
                     THE [2/28] AND [3/27] MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]
             -------------------------------------------------------


                                                        Aggregate
                                 Number of          Principal Balance
Next Adjustment Date           Mortgage Loans          Outstanding
--------------------           --------------          -----------

 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
          TOTALS:..........



                            NEXT ADJUSTMENT DATE FOR
                  THE NON- [2/28] AND [3/27] MORTGAGE LOANS IN
            [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [   ]]
            -------------------------------------------------------

                                                        Aggregate
                                 Number of          Principal Balance
Next Adjustment Date           Mortgage Loans          Outstanding
--------------------           --------------          -----------

 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
          TOTALS:..........

                      TYPE OF MORTGAGED PROPERTIES FOR THE
                                MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]


                                    Number of      Aggregate
                                    Mortgage   Principal Balance
Property Type                        Loans        Outstanding
-------------                        -----        -----------

2-4 Family Dwellings  ............
Low-Rise Condominiums ............
Manufactured Housing
  (treated as real property) .....
Planned Unit Developments ........
Single-Family Detached Dwellings..
     TOTALS: .....................



                    OCCUPANCY TYPES FOR THE MORTGAGE LOANS IN
                          THE [STATISTICAL CALCULATION]
                         LOAN [GROUP] [SUBGROUP [ ]] (1)
                        ---------------------------------


                       Number of      Aggregate
                       Mortgage   Principal Balance
Occupancy Type          Loans        Outstanding
--------------          -----        -----------

Investment Property ..............
Primary Residence ................
     TOTALS: .....................


(1) Based upon representation of the related mortgagors at the time of origination.

                   REMAINING MONTHS TO STATED MATURITY FOR THE
                                MORTGAGE LOANS IN
            [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]] (1)
           -----------------------------------------------------------

                              Number of      Aggregate
                              Mortgage   Principal Balance
Remaining Term (Months)        Loans        Outstanding
-----------------------        -----        -----------

   - ..................
   - ..................
   - ..................
     TOTALS: ..........

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average remaining months to scheduled maturity for the Mortgage Loans in
     [Statistical Calculation] Loan [Group] [Subgroup [   ]] was approximately [
     ] months.


                     LOAN PURPOSE FOR THE MORTGAGE LOANS IN
            [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [   ]]
            -------------------------------------------------------


                            Number of      Aggregate
                            Mortgage   Principal Balance
Loan Purpose                 Loans        Outstanding
------------                 -----        -----------

Refinance-Cash Out ......
Purchase ................
Refinance-Rate/Term .....
     TOTALS: ............


 Assignment of the Mortgage Loans

     In accordance with the pooling and servicing agreement dated as of [_______], 200[_] (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Seller, and [Name of Trustee], as trustee (the "Trustee"), the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each [Initial] Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund[, including all principal and interest received on or with respect to the [Initial] Mortgage Loans on and after the [Initial] Cut-off Date, exclusive of any scheduled principal due on or before the [Initial] Cut-off Date and any interest accruing before the [Initial] Cut-off Date, and the Pre-Funded Amount (as defined in this prospectus supplement) deposited in the Pre-Funded Account on the Closing Date (as defined in this prospectus supplement)].

     In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents (collectively constituting the "Trustee's Mortgage File") with respect to each [Initial] Mortgage Loan [and Subsequent Mortgage Loan (as defined below) (collectively, the "Mortgage Loans")]:

     (1) the original Mortgage Note, including any modifications or amendments, endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original Mortgage Note that has been lost,

     (2)  the original Mortgage with evidence of recording,

     (3)  an assignment of the Mortgage in blank in recordable form,

     (4) either the title policy with respect to the related Mortgaged Property, if available, or if the title policy is not available, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company with respect to the Mortgaged Property, provided that the title policy will be delivered as soon as it becomes available, and

     (5) if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to the Mortgage Note and Mortgage,

except for any documents not returned from the public recording office or an original or certified copy of the applicable title policy, to the extent unavailable, each of which will be delivered to the Trustee as soon as the same is available to the Depositor.

     [Notwithstanding the foregoing, in lieu of providing the documents described in clause (3) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS' System. In addition, the Mortgages for some or all of the Mortgage Loans in the Trust Fund that are not already held through the MERS' System may, at the discretion of the Master Servicer, in the future be held through the MERS' System. For any Mortgage held through the MERS' System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS' System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.]

     In accordance with the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Trustee's Mortgage Files:

     . not later than the Closing Date, with respect to at least [50]% of the [Initial] Mortgage Loans;

     . not later than [twenty one] days after the Closing Date, with respect to at least an additional [40]% of the [Initial] Mortgage Loans, [and not later than [twenty one] days after the relevant Subsequent Transfer Date (as defined below) with respect to at least [90]% of the Subsequent Mortgage Loans conveyed on that Subsequent Transfer Date;] and

     . not later than [thirty] days after the Closing Date, with respect to the remaining [10]% of the [Initial] Mortgage Loans[, and not later than [thirty] days after the relevant Subsequent Transfer Date with respect to the remaining [10]% of the Subsequent Mortgage Loans conveyed on the related Subsequent Transfer Date.

     Assignments of the Mortgage Loans to the Trustee or its nominee will be recorded in the appropriate public office for real property records in each state where recording is required in order to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller.

     The Trustee will review the [Initial] Mortgage Loan documents on or before the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), [and the Subsequent Mortgage Loan documents promptly after the Trustee's receipt of those documents after the related Subsequent Transfer Date as described above,] and will hold those documents in trust for the benefit of the holders of the Certificates. After review of the Mortgage Loan Documents, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer and First Horizon in writing. If First Horizon cannot or does not cure that omission or defect within 90 days of its receipt of notice from the Trustee, or within such longer period not to exceed 720 days after the Closing Date as provided in the Pooling and Servicing Agreement in the case of missing documents not returned from the public recording office or in the case of the original or certified copy of the applicable title policy, First Horizon is required to repurchase the related Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the Stated Principal Balance of that Mortgage Loan plus accrued and unpaid interest thereon, at a rate equal to the difference between the Mortgage Rate and the Servicing Fee Rate (as defined in this prospectus supplement) (the "Net Mortgage Rate") (or, if First Horizon is no longer the Master Servicer, at the applicable Mortgage Rate) to the first day of the month in which the Purchase Price is to be distributed to holders of the Certificates. Rather than repurchase the Mortgage Loan as provided above, First Horizon may remove that Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Replacement Mortgage Loan"); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC election made by the Trust or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing
Agreement:

     . have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by First Horizon in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date);

     . if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan;

     . if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate specified in its related Mortgage Note (such rate, the "Minimum Mortgage Rate") not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan;

     . if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index and Periodic Rate Cap as the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan;

     . have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan;

     . be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan;

     . have a Combined Loan-to-Value Ratio or Loan-to-Value Ratio, as applicable, no higher than that of the Deleted Mortgage Loan;

     . have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

     . not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa;

          . provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan;

          .    constitute the same occupancy type as the Deleted Mortgage Loan;
               and

          . comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

[Pre-Funding

     On the Closing Date the excess of the proceeds from the issuance and sale of the Certificates over the Initial Cut-off Date Pool Principal Balance (the "Pre-Funded Amount") (which Pre-Funded Amount is not expected to exceed $[_______]) will be deposited in a pre-funding account (the "Pre-Funding Account") established and maintained by the Trustee on behalf of the Certificateholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the Depositor, and will not be available for payments on the Certificates. Approximately [___]% of the Pre-Funded Amount will be allocated to purchase Fixed Rate Mortgage Loans, approximately [___]% of the Pre-Funded Amount will be allocated to purchase Adjustable Rate Mortgage Loans to be included in Loan Subgroup [__], and approximately [___]% of the Pre-Funded Amount will be allocated to purchase Adjustable Rate Mortgage Loans to be included in Loan Subgroup [__]. During the period from the Closing Date to [________], 200[_] (the "Funding Period"), the Depositor is expected to purchase conventional mortgage loans originated by the Seller after [________], 200[_] ("Subsequent Mortgage Loans") from the Seller and sell those Subsequent Mortgage Loans to the Trust Fund as described below. The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal Balance of that Subsequent Mortgage Loan as of the date of origination of that Subsequent Mortgage Loan (unless that Subsequent Mortgage Loan was originated before [________], 200[_], in which case, as of [_________], 200[_]) (the related
"Subsequent Cut-off Date") and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the Stated Principal Balance of the Mortgage Pool.

     In accordance with the Pooling and Servicing Agreement and a Subsequent Transfer Agreement (a "Subsequent Transfer Agreement") to be executed by the Seller, the Depositor and the Trustee, the conveyance of Subsequent Loans may be made on any Business Day during the Funding Period (a "Subsequent Transfer Date"), subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement, including that:

     . the Subsequent Mortgage Loans conveyed on that Subsequent Transfer Date satisfy the same representations and warranties in the Pooling and Servicing Agreement applicable to all Mortgage Loans, and that as of the Subsequent Cut-off Date, the Subsequent Mortgage Loans conveyed on that Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

     . the Trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on that Subsequent Transfer Date;

     . the conveyance of the Subsequent Mortgage Loans on that Subsequent Date will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

     . no Subsequent Mortgage Loan conveyed on that Subsequent Transfer Date was 60 or more days delinquent;

     . each Subsequent Mortgage Loan conveyed on that Subsequent Transfer Date that is an Adjustable Rate Mortgage Loan is secured by a first lien on the related Mortgaged Property; and

     . following the conveyance of the Subsequent Mortgage Loans on that Subsequent Transfer Date to the related Loan Group [or Subgroup, as applicable,] the characteristics of that Loan Group [or Subgroup] will not vary by more or less than 10% from the characteristics listed below (which characteristics listed below are the characteristics of the related Statistical Calculation Loan Group [or Subgroup]); provided that for the purpose of making those calculations, the characteristics for any Initial Mortgage Loan made will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loan will be taken as of the Subsequent Cut-off Date:

[Fixed Rate Loan Group/Loan Subgroup                             [ ]]:
     Average Principal Balance: ..............................   $[ ]
     Weighted Average Mortgage Rate: .........................      %
     Weighted Average Combined Loan-to-Value Ratio: ..........      %
     Weighted Average Remaining Amortization Term to Maturity:   [ ] months

[Adjustable Rate Loan Group/Loan Subgroup                        [ ]]:
     Average Principal Balance: ..............................   $[ ]
     Current Weighted Average Mortgage Rate: .................      %
     Weighted Average Loan-to-Value Ratio: ...................      %
     Weighted Average Scheduled Remaining Term to Maturity: ..   [  ] months

     Neither the Seller nor the Depositor will exercise any discretion in the selection of Subsequent Mortgage Loans conveyed to the Trust Fund. The selection will be made with respect to loans that satisfy the eligibility criteria described above using a mechanical procedure generally as follows. Mortgage loans eligible for purchase will be aggregated by the date on which they were funded. These mortgage loans will be purchased in date order up through the day substantially all of the funds in the Pre Funding Account allocated for the related Loan Group [or Subgroup (as applicable)] are expended. Purchases of loans funded on the same day will be ordered alphabetically by the last name of the primary obligor. Adjustable rate mortgage loans that conform to the criteria specified for loan subgroup [__] will first be allocated for inclusion in loan subgroup [__] before being allocated for inclusion in loan subgroup [__]. Acquisitions may occur in one or more closings after the Closing Date.]

                        SERVICING OF THE MORTGAGE LOANS

 General

     [First Horizon Home Loan Corporation ("First Horizon")] will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Regardless of any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. [As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.]

 The Master Servicer

     First Horizon is a Kansas corporation and a wholly-owned indirect subsidiary of First Tennessee National Corporation. First Horizon is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. First Horizon originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. First Horizon's mortgage loans are principally first and second lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     As of [________], 200[_], First Horizon provided servicing for mortgage loans with an aggregate principal balance of approximately $[_________], substantially all of which are being serviced for unaffiliated persons.

     The principal executive offices of First Horizon are located at 4000 Horizon Way, Irving, Texas 75063. Its telephone number is (214) 441- 4000. First Horizon conducts operations from its headquarters in Irving and from offices throughout the nation.

 Loan Servicing

     [First Horizon services substantially all of the mortgage loans it originates or acquires. First Horizon has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

     .    collecting, aggregating and remitting mortgage loan payments,

     .    accounting for principal and interest,

     .    holding escrow (impound) funds for payment of taxes and insurance,

     .    making inspections as required of the mortgaged properties,

     . preparation of tax related information in connection with the mortgage loans,

     .    supervision of delinquent mortgage loans,

     .    loss mitigation efforts,

     . foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and

     . generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by First Horizon. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by First Horizon to the mortgagor with those statements. All payments are due by the first day of the month.]

 Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans serviced or master serviced by the master servicer, including certain mortgage loans for which the servicing rights have been sold by the master servicer but not yet transferred. These mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of the experience of the Mortgage Loans.


   Delinquency and Foreclosure Experience in First Horizon's Total Portfolio
               of One-to-Four Family, Residential Mortgage Loans


                                      As of December 31,                            As of December 31,
                                      ------------------                            ------------------

                                             [_]                                          [_]
                                             ---                                          ---

                          No. of      % of      Principal     % of      No. of      % of      Principal     % of
                           Loans      Loans    Balance($)    Balance     Loans      Loans      Balance     Balance
                           -----      -----    ----------    -------     -----      -----      -------     -------

TOTAL SERVICING
PORTFOLIO
Total Portfolio

Period of Delinquency
         30-59 Days
         60-89 Days
         90 Days or more
Foreclosures Pending
Total Delinquencies

                                         As of [_] 31,
                                         -------------
                                              [_]
                                              ---

                          No. of      % of      Principal     % of
                           Loans      Loans    Balance($)    Balance
                           -----      -----    ----------    -------

TOTAL SERVICING
PORTFOLIO

Total Portfolio

Period of Delinquency
         30-59 Days
         60-89 Days
         90 Days or more

Foreclosures Pending

Total Delinquencies


     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all second lien mortgage loans serviced or master serviced by the master servicer, including certain second lien mortgage loans for which the servicing rights have been sold by the master servicer but not yet transferred. These second lien mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of the experience of the Mortgage Loans.

       Delinquency and Foreclosure Experience in First Horizon's Portfolio of One-to-Four Family, Second Lien Residential Mortgage Loans

                                      As of December 31,                              As of [ ] 31,
                                      ------------------                              -------------

                                            [_]                                            [_]
                                            ---                                            ---

                          No. of      % of      Principal     % of      No. of      % of     Principal      % of
                           Loans      Loans      Balance     Balance     Loans     Loans     Balance($)    Balance
                           -----      -----      -------     -------     -----     -----     ----------    -------

SECOND LIEN MORTGAGE
SERVICING PORTFOLIO
Total Portfolio

Period of Delinquency

         30-59 Days
         60-89 Days
         90 Days or more

Foreclosures Pending

Total Delinquencies


     The above tables show mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are reported in thousands.

     Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on first and second lien mortgage loans. There can be no assurance that factors beyond First Horizon's control, such as national or local economic conditions or downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

Servicing Compensation and Payment of Expenses

     The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance of that Mortgage Loan multiplied by the Servicing Fee Rate (the "Servicing Fee"). The "Servicing Fee Rate" for
each Mortgage Loan will equal [   ]% per annum. The amount of the monthly
Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described in this prospectus supplement under "-- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on principal prepayments received from the [2nd] day through the [15th] day of a month ("Prepayment Interest Excess"), all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans

     When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the borrower pays interest on the amount prepaid only to the date of prepayment and not thereafter. Except for the month of the Cut-off Date, principal prepayments received from the [1/st/] day through the [15th] day of a month are included in the related distribution on the [25th] day of the same month, and accordingly no shortfall in interest otherwise distributable to holders of the Offered Certificates results. Conversely, principal prepayments received from the [16th] day of a month or, in the case of the first Distribution Date, from the Cut-off Date through the last day of a calendar month are not distributed until the [25th] day of the following month, and accordingly an interest shortfall (a "Prepayment Interest Shortfall") would result. The period from the [16th] day of the month before a Distribution Date (or, in the case of the first Distribution Date, from the [Initial] Cut-off Date) to and including the [15th] day of the month in which that Distribution Date occurs is referred to in this prospectus supplement as the "Prepayment Period." In order to mitigate the effect of any Prepayment Interest Shortfall to holders of the Offered Certificates on any Distribution Date, [one-tenth] of the amount of the Servicing Fee otherwise payable to the Master Servicer for that month (the "Compensating Interest") will, to the extent of that Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Offered Certificates entitled thereto on that Distribution Date. However, that reduction, if any, in the Servicing Fee will be made only to the extent of [one-tenth] of the Servicing Fee otherwise payable to the Master Servicer with respect to Scheduled Payments on Mortgage Loans having the Due Date to which that Distribution Date relates. That deposit, if any, by the Master Servicer will be reflected in the distributions to holders of the Offered Certificates entitled thereto made on the Distribution Date on which the principal prepayment received would be distributed. Regardless of the foregoing, the Master Servicer will not be required to pass-through Compensating Interest to the Certificateholders in respect of partial principal prepayments.

Advances

     Subject to the following limitations, on the Business Day before each Distribution Date, the Master Servicer will be required to advance its own funds, or funds in the Certificate Account that are not required to be distributed on that Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the applicable Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property"), that latter amount to be calculated after taking into account any rental income from that Mortgaged Property (any such advance, an "Advance," and the date of any such Advance, as described in this prospectus supplement, a "Master Servicer Advance Date").

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with those payments of interest adjusted to the related Net Mortgage Rate) to the extent that those Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, that Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or any other entity that may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

                        DESCRIPTION OF THE CERTIFICATES

General

     The Certificates (defined below) will be issued in accordance with the Pooling and Servicing Agreement. Set forth below are summaries of the material terms and provisions in accordance with which the Offered Certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The First Horizon Home Loan, Series 200[ ]-[ ], Asset-Backed Certificates, Series 200[ ]-[ ] (the "Certificates") will consist of:

     .    the following certificates relating to the Fixed Rate Loan Group:

          . Class AF-[ ] Certificates (collectively the "Class A Fixed Rate Certificates"),

          .    Class MF-[1] Certificates,

          . Class MF-[2] Certificates (together with the Class MF-[1] Certificates, the "Mezzanine Fixed Rate Certificates"),

          . Class BF Certificates (together with the Mezzanine Fixed Rate Certificates, the "Subordinated Offered Fixed Rate
               Certificates"), and

          .    Class BF-IO Certificates;

     .    the following certificates relating to the Adjustable Rate Loan Group:

          . Class AV-[ ] Certificates (the "Class A Adjustable Rate Certificates" and, together with the Class A Fixed Rate Certificates, the "Class A Certificates"),

          . Class MV-[1] Certificates (together with the Class MF-[1] Certificates, the "Class M-1 Certificates"),

          . Class MV-[2] Certificates (together with the Class MV-[1] Certificates, the "Mezzanine Adjustable Rate Certificates;" and together with the Class MF-[2] Certificates, the "Class M-2 Certificates"),

          . Class BV Certificates (together with the Mezzanine Adjustable Rate Certificates, the "Subordinated Offered Adjustable Rate Certificates;" and together with the Class BF Certificates, the "Class B Certificates"), and

          . Class BV-IO Certificates (together with the Class BF-IO Certificates, the "Class B-IO Certificates"); and

     .    Class R Certificates (the "Residual Certificates").

     The Mezzanine Fixed Rate Certificates and the Mezzanine Adjustable Rate Certificates are referred to collectively as the "Mezzanine Certificates." The Subordinated Offered Fixed Rate Certificates and the Subordinated Offered Adjustable Rate Certificates are referred to collectively as the "Subordinated Offered Certificates." As used in this prospectus supplement, a "Certificate Group" is either the Fixed Rate Certificates or the Adjustable Rate Certificates, as the context requires. The Class B-IO Certificates are interest-only Certificates issued with a notional principal balance as provided in the Pooling and Servicing Agreement. Only the Fixed Rate Certificates other than the Class BF-IO Certificates (collectively the "Offered Fixed Rate Certificates") and the Adjustable Rate Certificates other than the Class BV-IO Certificates (the "Offered Adjustable Rate Certificates" and collectively with the Offered Fixed Rate Certificates, the "Offered Certificates") are offered hereby. Distributions on the Fixed Rate Certificates will be based primarily on amounts available for distribution in respect of the Fixed Rate Mortgage Loans. Distributions on the Adjustable Rate Certificates, as a Certificate Group, will be based primarily on amounts available for distribution in respect of the Adjustable Rate Mortgage Loans. [Among the Adjustable Rate Certificates, distributions on the Class AV-[1] Certificates will be based primarily on amounts available for distribution in respect of the Adjustable Rate Mortgage Loans in Loan Subgroup [__], and distributions on the Class AV-[2] Certificates will be based primarily on amounts available for distribution in respect of the Adjustable Rate Mortgage Loans in Loan Subgroup [__], in each case as described below under "-- Distributions."]

     The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $[25,000] and integral multiples of $[1,000] in excess of $[25,000].

Book-Entry Certificates

     The Offered Certificates will be book-entry certificates (the "Book-Entry Certificates"). Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Certificate Principal Balance of the Class of Certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold beneficial interests in the Book-Entry Certificates in the minimum denominations set forth on page S-[ ]and integral
multiples of $[          ] in excess of that minimum denomination. One investor
of each Class of Book-Entry Certificates may hold a beneficial interest in a
Book Entry Certificate that is not an integral multiple of $[          ]. The
Depositor has been informed by the depository that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the Book-Entry Certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Securities," no beneficial owner of a Book-Entry Certificate will be entitled to receive a physical certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only Certificateholder of the Book-Entry Certificates will be CEDE & Co., as nominee of the depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE & Co., as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the Book-Entry Certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities -- Book-Entry Securities" in the prospectus.

Deposits to the Certificate Account

     The Master Servicer will establish and initially maintain a certificate account (the "Certificate Account") for the benefit of the Trustee on behalf of the Certificateholders. On a daily basis within one Business Day after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received or made or to be applied by it on or subsequent to the relevant Cut-off Date[, including all principal and interest received with respect to the Mortgage Loans after the relevant Cut-off Date (exclusive of any scheduled principal due on or before that Cut-off Date and any interest accruing before that Cut-off Date)]:

     . all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     . all payments on account of interest (other than interest accruing on the Mortgage Loans before the related Cut-Off Date) on the Mortgage Loans, net of the related Servicing Fee;

     . all proceeds of any insurance policies (to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies ("Insurance Proceeds"), all other net proceeds received in connection with the partial or complete liquidation of Mortgage Loans (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Properties acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted Mortgage Loans (other than the amount of those net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any of those properties) (together with Insurance Proceeds, "Liquidation Proceeds");

     . all payments made by the Master Servicer in respect of Prepayment Interest Shortfalls;

     . any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account;

     . any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master

          Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy;

     . all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans; and

     .    all Advances.

 Withdrawals from the Certificate Account

          The Master Servicer may from time to time withdraw funds from the Certificate Account before the related Distribution Account Deposit Date for the following purposes:

     (1) to pay to the Master Servicer the Servicing Fee to the extent not previously paid to or withheld by the Master Servicer (subject to reduction as described above under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans") and, as additional servicing compensation, prepayment penalties, assumption fees, late payment charges, net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period;

     (2) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan in accordance with this clause (2) being limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect to the related Mortgage Loan) with respect to which that Advance was made;

     (3) to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable;

     (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

     (5) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement in accordance with this clause (5) being limited to amounts received representing late recoveries of the payments of those costs and expenses (or Liquidation Proceeds, purchase proceeds or repurchase proceeds with respect thereto);

     (6) to pay to the Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or the respective Mortgaged Property that has been purchased by the Seller or the Master Servicer from the Trust Fund in accordance with the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of that repurchased Mortgage Loan;

     (7) to reimburse the Seller, the Master Servicer or the Depositor for fees and expenses incurred and reimbursable in accordance with the Pooling and Servicing Agreement (including in the case of the Master Servicer, the Extra Master Servicing Fee);

     (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account; and

     (9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

          In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "Distribution Account Deposit Date"), the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee the amount of Interest Funds and Principal Funds for each Loan Group [or Loan Subgroup, as applicable,] to the extent on deposit, and the Trustee shall deposit that amount in the Distribution Account, as described below.

          The "Interest Funds" with respect to each Loan Group [or Loan Subgroup (as applicable)] are equal to:

     .    the sum, without duplication, of:

          . all scheduled interest collected during the related Due Period less the related Servicing Fee,

          .    all Advances relating to interest,

          .    all Compensating Interest, and

          . Liquidation Proceeds (to the extent those Liquidation Proceeds relate to interest), less

     . all non-recoverable Advances relating to interest and those expenses reimbursed during the related Due Period, in each case with respect to the Mortgage Loans in that Loan Group [or Loan Subgroup (as applicable)].

     The "Principal Funds" with respect to each Loan Group [or Loan Subgroup (as applicable)] are equal to:

     .    the sum, without duplication, of:

          . the scheduled principal collected during the related Due Period or advanced on or before the related Master Servicer Advance Date,

          .    prepayments collected in the related Prepayment Period,

          . the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller or the Master Servicer,

          . the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan, and

          . all Liquidation Proceeds collected during the related Due Period (to the extent those Liquidation Proceeds related to principal), less

     . all non-recoverable Advances relating to principal and those expenses reimbursed during the related Due Period, in each case with respect to the Mortgage Loans in that Loan Group [or Loan Subgroup (as applicable)].

     A "Due Period" with respect to any Distribution Date is the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs.

 Deposits to the Distribution Account

     The Trustee will establish and maintain a distribution account (the "Distribution Account") on behalf of the Certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

     .    the aggregate amount remitted by the Master Servicer to the Trustee,

     . any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account[, and]

     . [the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period].

 Withdrawals from the Distribution Account

     The Trustee will withdraw funds from the Distribution Account for distribution to the Certificateholders as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution
Account:

     . to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

     . to withdraw any amount deposited in the Distribution Account and not required to be deposited in the Distribution Account, and

     . to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

Distributions

General

     Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names those certificates are registered at the close of business on the Record Date. The "Record Date" is the last business day of the month preceding the month of that Distribution Date. A "Distribution Date" is the [__]th day of each month, or if that day is not a Business Day, on the first Business Day thereafter, commencing in [______]. A "Business Day" is any day other than:

     .    a Saturday or Sunday, or

     . a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

     Distributions will be made by check mailed to the address of the person entitled to the distribution as it appears on the Certificate Register or, in the case of any Certificateholder that holds 100% of a Class of Certificates or who holds a Class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of that Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of those Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive that holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates. The "Percentage Interest" evidenced by a Certificate will equal the percentage derived by dividing the denomination of that Certificate by the aggregate denominations of all Certificates of the applicable Class.

Distributions of Interest

      On each Distribution Date, the interest distributable with respect to the Offered Fixed Rate Certificates (other than the Class AF-[1] Certificates) is the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which that Distribution Date occurs; and the interest distributable with respect to the Offered Adjustable Rate Certificates and the Class AF-[1] Certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day before the current Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Offered Certificates.

     All calculations of interest of the Offered Fixed Rate Certificates (other than the Class AF-[1] Certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Offered Adjustable Rate Certificates and the Class AF-[1] Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

     On each Distribution Date, the Interest Funds for that Distribution Date with respect to each Loan Group [or Loan Subgroup (as applicable)] are required to be distributed in the following order of priority, until those Interest Funds have been fully distributed:

     (1) (A) with respect to the Interest Funds for the Fixed Rate Loan Group, to the Class AF-[__] Certificates, the Current Interest and any Carry Forward Amount for each such Class; provided, however, that if the Interest Funds for the Fixed Rate Loan Group are not sufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount for the Class AF-[__] Certificates, those Interest Funds will be distributed pro rata among each such Class based upon the ratio of (x) the Current Interest and any Interest Carry Forward Amount for that Class to (y) the aggregate Current Interest and the aggregate Interest Carry Forward Amount for all those Classes; and

          (B) (i) with respect to Interest Funds for the Loan Subgroup [__], to the Class AV-[1] Certificates, the Current Interest and any Carry Forward Amount for that Class; and

               (ii) with respect to Interest Funds for Loan Subgroup [__], the
                    Class AV-[2] Certificates, the Current Interest and any Carry Forward Amount for that Class;

     (2) to the Class M-1 Certificates of the related Certificate Group, the Current Interest for that Class;

     (3) to the Class M-2 Certificates of the related Certificate Group, the Current Interest for that Class;

     (4) to the Class B Certificates of the related Certificate Group, the Current Interest for that Class; and

     (5) any remainder to be distributed as described below under "-- Overcollateralization and Cross-Collateralization Provisions."

     "Current Interest," with respect to each Class of the Offered Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of that Class plus any amount previously distributed with respect to interest for that Class that is recovered as a voidable preference by a trustee in bankruptcy.

     "Interest Carry Forward Amount," with respect to each Class of the Offered Certificates and each Distribution Date, is the sum of:

     .    the excess of:

          . Current Interest for that Class with respect to prior Distribution Dates over

          . the amount actually distributed to that Class with respect to interest on those prior Distribution Dates; and

     . interest on that excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate.

     The "Pass-Through Rate" per annum for each Class of Offered Fixed Rate Certificates (other than the Class AF-[1] Certificates) is the respective per annum fixed rate as set forth and described on page S-10 of this prospectus supplement. On any Distribution Date, the Pass-Through Rate for each Class of Offered Fixed Rate Certificates will be subject to an interest rate cap equal to the weighted average Net Mortgage Rates on the Fixed Rate Mortgage Loans, as in effect on the related Due Date (such weighted average rate, the "Fixed Net Rate Cap").

     The "Pass-Through Rate" per annum for the Class AF-[1] Certificates will be equal to the lesser of:

     . the London interbank offered rate for one month United States dollar deposits ("One-Month LIBOR") (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin (as defined below) for that Class, and

     .    the Fixed Net Rate Cap then in effect.

     The "Pass-Through Rate" per annum for each Class of Offered Adjustable Rate Certificates will be equal to the least of:

     . One-Month LIBOR (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for that Class,

     . the weighted average of [the lesser of] the Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans [in either Loan Subgroup [__] or in Loan Subgroup [__] ] (adjusted to an effective rate reflecting the accrual of interest calculated on the basis of a 360-day year and the actual number of days elapsed) less the Servicing Fee, and

     . the Adjustable Rate Available Funds Cap for the Offered Adjustable Rate Certificates.


     The "Adjustable Rate Available Funds Cap" for the Offered Adjustable Rate Certificates for any Distribution Date will be a per annum rate equal to 12 times the quotient of:

     . [the lesser of (x) the total scheduled interest on the Adjustable Rate Mortgage Loans in Loan Subgroup [__] and (y) the total scheduled interest on the Adjustable Rate Mortgage Loans in Loan Subgroup [__], in each case,] based on the Net Mortgage Rates in effect on the related Due Date divided by

     . the Certificate Principal Balance of the Offered Adjustable Rate Certificates (adjusted to an effective rate reflecting the accrual of interest calculated on the basis of a 360-day year and the actual number of days elapsed).

     The "Pass-Through Margin" for each Class of Offered Adjustable Rate Certificates is as follows:

     . for any Distribution Date on or before the Optional Termination Date for the Adjustable Rate Loan Group: Class AV-[1], [___]%; Class AV-[2], [___]%; Class MV-[1]; [___]%; Class MV-[2], [___]%; and Class
          BV, [___]%; and

     . for any Distribution Date after the Optional Termination Date for the Adjustable Rate Loan Group: Class AV-[1], [___]%; Class AV-[2], [___]%; Class MV-[1], [___]%; Class MV-[2], [___]%; and Class BV,
          [___]%.

     The "Pass-Through Margin" for the Class AF-[1] Certificates for any Distribution Date, is [___]%.

     The "Adjustable Rate Certificate Carryover" for a Class of Offered Adjustable Rate Certificates on any Distribution Date on which the Pass-Through Rate for that Class is based upon the Adjustable Rate Available Funds Cap is the excess of:

     . the amount of interest that such Class would have been entitled to receive on that Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Adjustable Rate Available Funds Cap over

     . the amount of interest that Class received on that Distribution Date based on the Adjustable Rate Available Funds Cap, up to but not exceeding [the lesser of (x) the weighted average of the maximum lifetime Mortgage Rates on the Mortgage Loans in the Loan Subgroup [__] and (y) the weighted average maximum lifetime Mortgage Rates on the Mortgage Loans in Loan Subgroup [__]] (in each case, adjusted to an effective rate reflecting the accrual of interest calculated on the basis of a 360-day year and the actual number of days elapsed), less the Servicing Fee Rate, together with the unpaid portion of that excess, if any, from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Adjustable Rate Available Funds Cap).

     The "Fixed Net Rate Carryover" for any Class of Offered Fixed Rate Certificates on any Distribution Date on which the Pass-Through Rate for that Class is based upon the Fixed Net Rate Cap is the excess of:

     . the amount of interest that such Class would have been entitled to receive on that Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Fixed Net Rate Cap over

     . the amount of interest that Class received on that Distribution Date based on the Fixed Net Rate Cap, together with the unpaid portion of that excess, if any, from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Fixed Net Rate Cap).

Distributions of Principal

     On each Distribution Date, the Principal Distribution Amount for that Distribution Date with respect to each Loan Group is required to be distributed as follows until such Principal Distribution Amount has been fully distributed:

     . For each Distribution Date before the related Stepdown Date or on which a related Trigger Event is in effect:

          . (i) from the Principal Distribution Amount for the Fixed Rate Loan Group, to the Fixed Rate Class A Certificates, in the order and the priorities set forth below, and (ii) from the Principal Distribution Amount for the Adjustable Rate Loan Group, to the Adjustable Rate Class A Certificates in the order and priorities set forth below;

          . to the Class M-1 Certificates in the related Certificate Group, until the Certificate Principal Balance of the Class M-1 Certificates of that Certificate Group is reduced to zero;

          . to the Class M-2 Certificates in the related Certificate Group, until the Certificate Principal Balance of the Class M-2 Certificates of that Certificate Group is reduced to zero;

          . to the Class B Certificates in the related Certificate Group, until the Certificate Principal Balance of the Class B Certificates of that Certificate Group is reduced to zero;

          . any remainder to be distributed as described under "-- Overcollateralization and Cross-Collateralization Provisions" below.

     . For each Distribution Date on and after the related Stepdown Date and so long as a related Trigger Event is not in effect:

          . (i) the Class A Principal Distribution Amount for the Fixed Rate Loan Group, to the Class A Fixed Rate Certificates in the order and priorities set forth below, and (ii) the Class A Principal Distribution Amount for the Adjustable Rate Loan Group, to the Adjustable Rate Class A Certificates in the order and priorities set forth below;

          . to the Class M-1 Certificates in the related Certificate Group, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance of the Class M-1 Certificates of that Certificate Group is reduced to zero;

          . to the Class M-2 Certificates in the related Certificate Group, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance of the Class M-2 Certificates of that Certificate Group is reduced to zero;

          . to the Class B Certificates in the related Certificate Group, the Class B Principal Distribution Amount until the Certificate Principal Balance of the Class B Certificates of that Certificate Group is reduced to zero; and

          . any remainder to be distributed as described under "-- Overcollateralization and Cross-Collateralization Provisions" below.

     The Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, for the Fixed Rate Loan Group is required to be distributed to the Fixed Rate Class A Certificates sequentially, to the Class AF-[__] and AF-[__] Certificates, in that order, until the respective Certificate Principal Balances of those Classes of Certificates are reduced to zero.

     Notwithstanding the foregoing order of priority, on any Distribution Date on which the aggregate Certificate Principal Balances of the Fixed Rate Class A Certificates are greater than the Stated Principal Balances of all Mortgage Loans in the Fixed Rate Loan Group, the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, for the Fixed Rate Loan Group will be distributed pro rata and not sequentially.

     The Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, for the Adjustable Rate Loan Group is required to be distributed to the Adjustable Rate Class A Certificates in the following order of priority:

     . (i) the Loan Subgroup [__] Percentage thereof to the Class AV-[1] Certificates until the Certificate Principal Balance of the Class AV- [1] Certificates is reduced to zero; and (ii) the Loan Subgroup [__] Percentage thereof to the Class AV-[2] Certificates until the Certificate Principal Balances of the Class AV-[2] is reduced to zero; and

     . if the Certificate Principal Balance of either Class of Adjustable Rate Class A Certificates is reduced to zero, the portion of the Principal Distribution Amount or Class A Principal Distribution Amount, as applicable, that would have been distributed to that Class in accordance with the foregoing clause (1) shall be distributed to the remaining Class of Class A Adjustable Rate Certificates until the Certificate Principal Balance of those Classes of Certificates is reduced to zero.

     Regardless of the foregoing priority [(i) on the [________] Distribution Date, the portion of the related Principal Distribution Amount allocable to amounts remaining on deposit in the Pre-Funding Account with respect to a Loan Subgroup shall be distributed to the related Class of Adjustable Rate Class A Certificates and (ii)] on any Distribution Date on which the Certificate Principal Balances of the Adjustable Rate Class A Certificates are greater than the Stated Principal Balances of the Mortgage Loans in the Adjustable Rate Loan Group, the Principal Distribution Amount or Class A Principal Distribution Amount, as applicable, for the Adjustable Rate Loan Group will be distributed to the Class AV-[1] Certificates and the Class AV-[2] Certificates pro rata on the basis of their respective Certificate Principal Balances.

     [As to any Distribution Date: the "Loan Subgroup [__] Percentage" will equal (i) for any Distribution Date before the related Stepdown Date or as to which a related Trigger Event is in effect the percentage equivalent of a fraction, the numerator of which is the Principal Funds for Loan Subgroup [__] for that Distribution Date and the denominator of which is the aggregate Principal Funds for the Adjustable Rate Loan Group for that Distribution Date and (ii) for any Distribution Date on or after the related Stepdown Date and so long as a related Trigger Event is not in effect, the percentage equivalent of a fraction, the numerator of which is the Certificate Principal Balance of the Class AV-[1] Certificates immediately before that Distribution Date, and the denominator of which is the aggregate Certificate Principal Balances of the Adjustable Rate Class A Certificates.]

     "Principal Distribution Amount," with respect to each Distribution Date and a Loan Group, is the sum of:

     .    the Principal Funds for that Distribution Date for that Loan Group,

     . any Extra Principal Distribution Amount for that Distribution Date for the related Loan Group[, and]

     . for the [________] Distribution Date, any amounts remaining in the Pre- Funding Account after the end of the Funding Period that were allocated to purchase

          Subsequent Mortgage Loans to be included in that Loan Group (net of any investment income therefrom)].

     "Class A Principal Distribution Amount," for a Loan Group is the excess of:

     . the Certificate Principal Balance of the Class A Certificates for the related Certificate Group immediately before that Distribution Date over

     .    the lesser of:

          . [___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group, of the Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group, and

          . the Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group less the OC Floor for the related Loan Group.

     "Class AF-[_] Distribution Amount," for any Distribution Date, is the product of:

     . a fraction, the numerator of which is the Certificate Principal Balance of the Class AF-[__] Certificates and the denominator of which is the aggregate Certificate Principal Balances of the Fixed Rate Class A Certificates, in each case immediately before that Distribution Date;

     . the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, with respect to the Fixed Rate Certificate Group for that Distribution Date; and

     . the applicable percentage for that Distribution Date set forth in the following table:

          DISTRIBUTION DATE                              PERCENTAGE
          -----------------                              ----------

          [     ]..........................................[    ]%
          [     ]..........................................[    ]%
          [     ]..........................................[    ]%
          [     ]..........................................[    ]%
          [     ] and thereafter...........................[    ]%


     "Class M-1 Principal Distribution Amount," for a Loan Group is the excess of:

     .    the sum for that Loan Group of:

          . the Certificate Principal Balance of the related Class A Certificates (after taking into account distributions of the related Class A Principal Distribution Amount for that Distribution Date), and

          . the Certificate Principal Balance of the related Class M-1 Certificates immediately before that Distribution Date, over

     .    the lesser of:

          . [___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group of the Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group, and

          . the Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group less the OC Floor for the related Loan Group.

     "Class M-2 Principal Distribution Amount," for a Loan Group is the excess of:

     .    of the sum for that Loan Group of:

          . the Certificate Principal Balance of the related Class A Certificates (after taking into account distributions of the related Class A Principal Distribution Amount for that Distribution Date),

          . the Certificate Principal Balance of the related Class M-1 Certificates (after taking into account distribution of the related Class M-1 Principal Distribution Amount for that Distribution Date), and

          . the Certificate Principal Balance of the related Class M-2 Certificates immediately before that Distribution Date, over

     .    the lesser of:

          . [___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group, of the aggregate Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group, and

          . the Stated Principal Balances of the Mortgage Loans for that Distribution Date in that Loan Group less the OC Floor for the related Loan Group.

     "Class B Principal Distribution Amount," for a Loan Group is the excess of:

     .    of the sum for that Loan Group of:

          . the Certificate Principal Balance of the related Class A Certificates (after taking into account distributions of the related Class A Principal Distribution Amount for that Distribution Date),

          . the Certificate Principal Balance of the related Class M-1 Certificates (after taking into account distribution of the related Class M-1 Principal Distribution Amount for that Distribution Date),

          . the Certificate Principal Balance of the related Class M-2 Certificates (after taking into account distributions of the related Class M-2 Principal Distribution Amount for that Distribution Date), and

          . the Certificate Principal Balance of the related Class B Certificates immediately before that Distribution Date over

     .    the lesser of:

          . [___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group, of the Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group, and

          . the Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group less the OC Floor for the related Loan Group;

provided, however, that after the Certificate Principal Balances of the Class A, Class M-1 and Class M-2 Certificates for that Certificate Group are reduced to zero, the Class B Principal Distribution Amount for that Distribution Date will equal 100% of the Principal Distribution Amount for the related Loan Group.

     "Extra Principal Distribution Amount," for a Loan Group and with respect to any Distribution Date, is the lesser of:

     .    the excess, if any, of:

          . Specified Overcollateralization Amount for that Loan Group and Distribution Date over

          . the Overcollateralization Amount (after giving effect to distributions of principal on the related Certificate Group other than any Extra Principal Distribution Amount) for that Loan Group and Distribution Date, and

     . the Excess Cashflow for that Loan Group and Distribution Date available therefor in the priority set forth in this prospectus supplement.

     "Excess Cashflow," for a Loan Group and with respect to any Distribution Date, is the excess, if any, of the Interest Funds and Principal Funds for that Loan Group and Distribution

Date over required distributions of interest and principal (excluding any Extra Principal Distribution Amount) on the Offered Certificates in the related Certificate Group on that Distribution Date.

     "OC Floor" for either Loan Group equals [___]% of the sum of the [Initial] Cut-off Date Principal Balance of the Mortgage Loans in the related Loan Group [plus the amount of the Pre-Funded Amount originally allocated to purchase Subsequent Mortgage Loans to be included in that Loan Group.]

     "Remainder Excess Cashflow," for a Loan Group and with respect to any Distribution Date, is the excess, if any, of the Excess Cashflow for that Loan Group and Distribution Date over the portion, if any, applied to the Offered Certificates in the related Certificate Group in accordance with clauses (2) through (7) under the third paragraph under "-- Over-collateralization and Cross-Collateralization Provisions" below.

     "Specified Overcollateralization Amount" means:

     . with respect to each Loan Group before the Stepdown Date for the related Certificate Group, an amount equal to [___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group of the sum of the [Initial] Cut-off Date Principal Balance of the Mortgage Loans in the related Loan Group [plus the amount of the Pre-Funded Amount originally allocated to purchase Subsequent Mortgage Loans to be included in that Loan Group]; and

     . with respect to each Loan Group on and after the Stepdown Date for the related Certificate Group, an amount equal to [___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group of the Stated Principal Balances for the current Distribution Date of the Mortgage Loans in that Loan Group, subject to a minimum amount equal to the applicable OC Floor;

provided, however, that, if on any Distribution Date, a Trigger Event for a Certificate Group has occurred, the Specified Overcollateralization Amount shall not be reduced to the applicable percentage of the current Stated Principal Balance of the Mortgage Loans in the related Loan Group until the Distribution Date on which a Trigger Event for that Certificate Group no longer exists.

     "Overcollateralization Amount," with respect to any Distribution Date and Loan Group, is the excess, if any, of:

     . the sum of the aggregate Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group [plus, the amount (if any) in the Pre-Funding Account allocated to purchase Subsequent Mortgage Loans to be included in that Loan Group] over

     . the Class Certificate Balance of the Offered Certificates in the related Certificate Group as of that date (after taking into account the payment of principal on those Certificates on that Distribution
          Date).

     "Stepdown Date," with respect to each Certificate Group, is the later to occur of:

     .    the Distribution Date in [__________], or

     . the first Distribution Date on which the Class A Certificate Principal Balance of that Certificate Group is less than or equal to[___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group, of the Stated Principal Balances for that Distribution Date of the Mortgage Loans in the related Loan Group.

     A "Trigger Event," with respect to each Certificate Group and a Distribution Date after the Stepdown Date, exists if the product of:

     . [__] times for the Fixed Rate Loan Group and [__] times for the Adjustable Rate Loan Group, and

     .    the quotient (expressed as a percentage) of:

          . the numerator of which is the aggregate Stated Principal Balance for that Distribution Date of all Mortgage Loans in that Loan Group 60 or more days delinquent as of the preceding Due Date (including Mortgage Loans in foreclosure and REO Properties), and

          . the denominator of which is the Stated Principal Balance for that Distribution Date of that Loan Group equals or exceeds the Required Percentage.

     A "Required Percentage," with respect to each Certificate Group and a Distribution Date after the Stepdown Date is equal to the quotient (expressed as a percentage) of:

     .    the excess of:

          . the Stated Principal Balance for that Distribution Date of that Loan Group over

          . the Certificate Principal Balance of the most senior Class of Certificates of that Certificate Group outstanding as of the preceding Master Servicer Advance Date, and

     .    the Stated Principal Balance for that Distribution Date of that Loan
          Group.

Overcollateralization and Cross-Collateralization Provisions

     As set forth below, the Excess Cashflow for a Loan Group will be required to be applied as an Extra Principal Distribution Amount with respect to the related Certificate Group whenever the Overcollateralization Amount for that Loan Group is less than the related Specified Overcollateralization Amount. In addition, any Remainder Excess Cashflow with respect to a Loan Group will be required to be applied as an Extra Principal Distribution Amount with respect to the Certificate Group related to the other Loan Group whenever the Overcollateralization Amount for that other Loan Group is less than the related Specified Overcollateralization Amount. If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balances of the Offered Certificates with respect to a Certificate Group exceed the [sum of (x)] the Stated Principal Balances of the Mortgage Loans in the related Loan Group [and (y) the amount on deposit in the Pre-Funded Account (if any) allocated to purchase Subsequent Mortgage Loans to be included in that Loan Group], the Certificate Principal Balances of the Subordinated Offered Certificates (but not the Class A Certificates) of that Certificate Group will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to that excess. That reduction, if any, is an "Applied Realized Loss Amount."

     If the Certificate Principal Balance of a Class of Subordinated Offered Certificates is reduced, that Class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Excess Cashflow from the related Loan Group and Remainder Excess Cashflow from the other Loan Group will be applied to reduce Unpaid Realized Loss Amounts previously allocated to those Certificates in order of seniority.

     On each Distribution Date, the Excess Cashflow with respect to a Loan Group will be required to be distributed as follows:

     (1) the Extra Principal Distribution Amount for that Loan Group, to the related Certificate Group as described under "-- Distribution of Principal" above,

     (2) to the Class M-1 Certificates of that Certificate Group, any Interest Carry Forward Amount for that Class,

     (3) to the Class M-1 Certificates of that Certificate Group, any Unpaid Realized Loss Amount for that Class,

     (4) to the Class M-2 Certificates of that Certificate Group, any Interest Carry Forward Amount for that Class,

     (5) to the Class M-2 Certificates of that Certificate Group, any Unpaid Realized Loss Amount for that Class,

     (6) to the Class B Certificates of that Certificate Group, any Interest Carry Forward Amount for that Class, and

     (7) to the Class B Certificates of that Certificate Group, the Unpaid Realized Loss Amount for that Class.

     On each Distribution Date, the Remainder Excess Cashflow with respect to a Loan Group will be required to be distributed as follows:

     (1) for distribution to the Certificates in the other Certificate Group to the extent that any of the amounts listed in clauses (2) through (7) in the immediately preceding paragraph with respect to the other Certificate Group have not otherwise been funded in full for that Distribution Date in accordance with the priorities set forth above;

     (2) in the case of the Fixed Rate Loan Group to the Offered Fixed Rate Certificates, on a pro rata basis among all Classes, the Fixed Net Rate Carryover (to be treated as paid from and to the extent of funds on deposit in the Fixed Rate Carryover Reserve Fund, and, in the case of the Fixed Net Rate Carryover for the Class AF-[1] Certificates only, if that amount on deposit in the Fixed Rate Carryover Reserve Fund is not enough to pay that Fixed Net Rate Carryover then from the Adjustable Rate Carryover Reserve Fund after payment of any Adjustable Rate Certificate Carryover in accordance with clause (3) below, in each case after giving effect to distributions in accordance with clause (4) below);

     (3) in the case of the Adjustable Rate Loan Group, to the Offered Adjustable Rate Certificates, on a pro rata basis among all Classes, the Adjustable Rate Certificate Carryover (to be treated as paid from and to the extent of funds on deposit in the Adjustable Rate Carryover Reserve Fund, after giving effect to distributions in accordance with clause (4) below);

     (4) first, (a) to the Class BF-IO Certificates, for deposit in the Fixed Rate Carryover Reserve Fund (for distribution (if any) in accordance with clause (2) above) in an amount equal to the Fixed Rate Carryover Reserve Fund Deposit, and (b) to the Class BV-IO Certificates, for deposit in the Adjustable Rate Carryover Reserve Fund (for distribution (if any) in accordance with clause (3) above) in an amount equal to the Adjustable Rate Carryover Reserve Fund Deposit; and second, to the Class BF-IO and Class BV-IO Certificates for distribution to the holders of those Certificates, in each case as provided in the Pooling and Servicing Agreement;

     (5) to pay the Master Servicer an extra master servicing fee as provided in the Pooling and Servicing Agreement (the "Extra Master Servicing Fee"); and

     (6)  to the Residual Certificates, any remaining amount.

     "Applied Realized Loss Amount," with respect to any Class of the Subordinated Offered Certificates and as to any Distribution Date, means the sum of the Realized Losses with respect to Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of that Class.

     "Realized Loss" is the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net liquidation proceeds of that Mortgage Loan that are allocated to principal.

     "Unpaid Realized Loss Amount," with respect to any Class of the Subordinated Offered Certificates and as to any Distribution Date, is the excess of:

     .    Applied Realized Loss Amounts with respect to that Class over

     . the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates.

     Any amounts distributed to a Class of Subordinated Offered Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of that Class.


     If a Specified Overcollateralization Amount is permitted to decrease or "step down" on a Distribution Date in the future, or if an Excess Overcollateralization Amount (as defined below) for a Certificate Group otherwise exists, then any amounts relating to principal which would otherwise be distributed to the holders of the Certificates in the related Certificate Group on that Distribution Date will (to the extent not otherwise required to be applied to the other Certificate Group) instead be distributed to the holders of the related Class B-IO Certificates, to the Master Servicer as an Extra Master Servicing Fee and to the holders of the Residual Certificates (in each case as provided in the Pooling and Servicing Agreement) on that Distribution Date until the applicable Excess Overcollateralization Amount is reduced to zero. This has the effect of decelerating the amortization of the Certificates in the related Certificate Group relative to the amortization of the Mortgage Loans in the related Loan Group, and of reducing the related Overcollateralization Amount to the applicable Specified Overcollateralization Amount. With respect to a Certificate Group and any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on that Distribution Date over (b) the Specified Overcollateralization Amount is the "Excess Overcollateralization Amount" with respect to that Distribution Date.

 Calculation of One-Month LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Offered Adjustable Rate Certificates and the Class AF-[1] Certificates (each such date, an "Interest Determination Date"), the Trustee will determine the One-Month LIBOR for that Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on that Interest Determination Date. If that rate does not appear on such page (or some other page as may replace that page on that service, or if that service is no longer offered, some other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If those quotations cannot be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The

"Reference Bank Rate" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates and the Class AF-[1] Certificates for that Accrual Period, provided that at least two of those Reference Banks provide that rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on that date for loans in U.S. dollars to leading European banks for one month in amounts approximately equal to the Certificate Principal Balance of all Adjustable Rate Certificates and the Class AF-[1] Certificates for that Accrual Period. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

     .    with an established place of business in London,

     .    which have been designated as that by the Trustee, and

     . which are not controlling, controlled by, or under common control with, the Depositor, First Horizon or any successor Master Servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Adjustable Rate Certificates and the Class AF-[1] Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

 Fixed Rate Carryover Reserve Fund

     The Pooling and Servicing Agreement establishes an account (the "Fixed Rate Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the Offered Fixed Rate Certificateholders. The Fixed Rate Carryover Reserve Fund will not be an asset of any REMIC. Holders of the Offered Fixed Rate Certificates will be entitled to receive payments from the Fixed Rate Carryover Reserve Fund in an amount equal to any Fixed Net Rate Carryover for those Offered Fixed Rate Certificates as described in this prospectus supplement under "-- Overcollateralization and Cross-Collateralization Provisions." The amount required to be deposited in the Fixed Rate Carryover Reserve Fund on any Distribution Date (the "Fixed Rate Carryover Reserve Fund Deposit") will equal the greater of:

     .    any Fixed Net Rate Carryover for that Distribution Date, and

     . an amount such that when added to other amounts already on deposit in the Fixed Rate Carryover Reserve Fund, the aggregate amount on deposit therein is equal to

          $[5,000] (that amount on deposit in the Fixed Rate Carryover Reserve Fund being subject to increase or decrease under certain circumstances, as provided in the Pooling and Servicing Agreement).

     Any investment earnings on amounts on deposit in the Fixed Rate Carryover Reserve Fund will be paid to (and for the benefit of) the holders of the Class BF-IO Certificates and will not be available to pay any Fixed Net Rate Carryover.

 Adjustable Rate Carryover Reserve Fund

     The Pooling and Servicing Agreement also establishes an account (the "Adjustable Rate Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the Offered Adjustable Rate Certificateholders and the Class AF-[1] Certificateholders. The Adjustable Rate Carryover Reserve Fund will not be an asset of any REMIC. Holders of the Offered Adjustable Rate Certificates and, on a subordinated basis, the Class AF-[1] Certificateholders, will be entitled to receive payments from the Adjustable Rate Carryover Reserve Fund in an amount equal to any Adjustable Rate Certificate Carryover for those Certificates (and in the case of the Class AF-[1] Certificates, the Fixed Net Rate Carryover for those Certificates not paid from amounts on deposit in the Fixed Rate Carryover Reserve Fund) as described in this prospectus supplement under "-- Overcollateralization and Cross-Collateralization Provisions." The amount required to be deposited in the Adjustable Rate Carryover Reserve Fund on any Distribution Date (the "Adjustable Rate Carryover Reserve Fund Deposit") will equal the greater of:

     . any Adjustable Rate Certificate Carryover for that Distribution Date plus the Fixed Net Rate Carryover for the Class AF-[1] Certificates for that Distribution Date, and

     . an amount such that when added to other amounts already on deposit in the Adjustable Rate Carryover Reserve Fund, the aggregate amount on deposit therein is equal to $[5,000] (that amount on deposit in the Adjustable Rate Carryover Reserve Fund being subject to increase or decrease under certain circumstances, as provided in the Pooling and Servicing Agreement).

     Any investment earnings on amounts on deposit in the Adjustable Rate Carryover Reserve Fund will be paid to (and for the benefit of) the holders of the Class BV-IO Certificates and will not be available to pay any Adjustable Rate Certificate Carryover.

 Reports to Certificateholders

     On each Distribution Date, the Trustee will forward to each Certificateholder, the Master Servicer and the Depositor a statement generally setting forth, among other information:

     . the amount of the related distribution to holders of the Offered Certificates allocable to principal, separately identifying:

          . the aggregate amount of any principal prepayments included in that amount,

          . the aggregate of all scheduled payments of principal included in that amount, and

          .    Extra Principal Distribution Amount,

     . the amount of that distribution to holders of the Offered Certificates allocable to interest,

     . the Interest Carry Forward Amounts for each Class of Offered Certificates (if any),

     . the Certificate Principal Balance of the Offered Certificates after giving effect to the distribution of principal on that Distribution Date,

     .    the Pool Stated Principal Balance for the following Distribution Date,

     . the amount of the Servicing Fee paid to or retained by the Master Servicer for the related Due Period,

     . the Pass-Through Rate for each Class of Offered Adjustable Rate Certificates and the Class AF-[1] Certificates for that Distribution Date,

     . the amount of Advances included in the distribution on that Distribution Date,

     . the number and aggregate principal amounts of Mortgage Loans in each Loan Group [and each Loan Subgroup]:

          .    delinquent (exclusive of related Mortgage Loans in foreclosure):

               --30 days,

               --31 to 60 days,

               --61 to 90 days, and

               --91 or more days, and

          .    in foreclosure and delinquent:

               --30 days,

               --31 to 60 days,

               --61 to 90 days, and

               --91 or more days,

          in each case as of the close of business on the last day of the calendar month preceding that Distribution Date,

     . with respect to any Mortgage Loan in each Loan Group [and each Loan Subgroup] that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for that Distribution Date of that Mortgage Loan and the date of acquisition of that Mortgage Loan,

     .    with respect to each Loan Group, whether a Trigger Event exists,

     . the total number and principal balance of any REO Properties in each Loan Group [and each Loan Subgroup] as of the close of business on the Determination Date preceding that Distribution Date,

     . any Adjustable Rate Certificate Carryover paid and all remaining Adjustable Rate Certificate Carryover remaining on each Class of the Offered Adjustable Rate Certificates on that Distribution Date, and

     . any Fixed Net Rate Carryover paid and all remaining Fixed Net Rate Carryover remaining on each Class of the Offered Fixed Rate Certificates on that Distribution Date.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

     The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee, without the consent of Certificateholders, for any of the purposes set forth under "The Agreements -- Amendment" in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee and the holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may:

     (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of that Certificate,

     (2) adversely affect in any material respect the interests of the holders of any Class of Certificates in a manner other than as described in clause
     (1) above, without the consent of the holders of Certificates of that Class evidencing, as to that Class, Percentage Interests aggregating 66%, or

     (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each Class, the holders of which are required to consent to any such amendment, if any, without the consent of the holders of all Certificates of that Class.

Optional Termination

     The Master Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties [in each Loan Group] and thereby effect early retirement of all the Certificates [of the related Certificate Group], subject to the Stated Principal Balance of the Mortgage Loans and REO Properties [in that Loan Group] at the time of repurchase being less than or equal to [10]% of [the sum of (i) the Initial Cut-off Date Principal Balance of that Loan Group and (ii) the portion of the Pre-Funded Amount allocated to purchase Subsequent Mortgage Loans to be included in that Loan Group] (each, an "Optional Termination Date"). If that option is exercised by the Master Servicer, the repurchase will be made at a price equal to the sum of:

     . 100% of the Stated Principal Balance of each Mortgage Loan [in that Loan Group] (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate, net of the Servicing Fee;

     . the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) [in that Loan Group]; and

     . any unreimbursed out-of-pocket costs and expenses and the principal portion of Advances [for that Loan Group];

in each case previously incurred by the Master Servicer in the performance of its servicing obligations. Proceeds from that repurchase will be distributed to the Certificateholders [in the related Certificate Group] in the priority described above. The proceeds from that distribution, if any, may not be sufficient to distribute the full amount to which each Class of Certificates [on a Certificate Group] is entitled if, [with respect to the related Loan Group,] the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any repurchase of the Mortgage Loans and REO Properties [of a Loan Group] will result in an early retirement of the Certificates [in the related Certificate Group].

Optional Purchase of Defaulted Loans

     As to any Mortgage Loan which is delinquent in payment by 91 days or more, the Master Servicer may, at its option, purchase that Mortgage Loan at a price equal to 100% of the Stated Principal Balance of that Mortgage Loan plus accrued interest thereon at the applicable Mortgage

Rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which that amount is to be distributed.

Events of Default

     Events of Default will consist of:

     . any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five Business Days after written notice of that failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates;

     . any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of that failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

     . insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

     As of any date of determination, holders of the Offered Certificates will be allocated 95% of all Voting Rights, allocated among the Offered Certificates in proportion to their respective outstanding Certificate Principal Balances and holders of the Class B-IO Certificates and the Residual Certificates will be allocated all of the remaining Voting Rights.

     Voting Rights will be allocated among the Certificates of each of those Classes in accordance with their respective Percentage Interests.

 Rights Upon Event of Default

     So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee shall, but only upon the receipt of instructions from the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

     No Certificateholder, solely by virtue of that holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless that holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates have made written request to the Trustee to institute that proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

     [Name of Trustee] will be the Trustee under the Pooling and Servicing Agreement. The Depositor and First Horizon may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at [Address of Trustee, Attention: Name of Officer] or at any other address the Trustee may designate from time to time.


                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

     The weighted average life of, and the yield to maturity on each Class of the Offered Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group[, or in the case of the Class AV-[1] and Class AV-[2] Certificates, in the related Loan Subgroup]. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in those properties, and changes in the mortgagors' housing needs, job transfers and employment status. Furthermore, as described under "The Mortgage Pool -- Assignment of the Mortgage Loans," with respect to up to [50]% of the [Initial] Mortgage Loans [and all of the Subsequent Mortgage Loans] (the "Delay Delivery Mortgage Loans"), the Depositor may deliver the related Trustee Mortgage Files after the Closing Date [or Subsequent Transfer Date, as applicable]. Should the Seller fail to deliver all or a portion of any such Trustee Mortgage Files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee within the time periods described under "The Mortgage Pool-- Assignment of the Mortgage Loans," the Seller will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases in accordance with this provision would also have the effect of accelerating the rate of prepayments on the Mortgage

Loans. [In addition, approximately [____]% of the Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan Group and approximately [____]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group require the payment of a penalty in connection with some prepayments, generally during the first five years following origination of the related Mortgage Loan. These penalties, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.]

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with those determinations.


     The weighted average life and yield to maturity of each Class of Offered Certificates will also be influenced by the amount of Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of those Certificates. The level of Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates will be influenced by, among other factors:

     . the overcollateralization level of the assets in the Loan Group at that time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related Offered Certificates),

     .    the delinquency and default experience of the Mortgage Loans,

     . the level of One-Month LIBOR and the Mortgage Index for the Adjustable Rate Mortgage Loans, and

     . the provisions of the Pooling and Servicing Agreement that permit any principal to be distributed to the Class B-IO Certificates and the Residual Certificates and to the Master Servicer as an Extra Master Servicing Fee (in each case as provided in the Pooling and Servicing Agreement) when required overcollateralization levels have been met.

     To the extent that greater amounts of Excess Cashflow are distributed in reduction of the Certificate Principal Balances of a Class of Offered Certificates, the weighted average life of that Class can be expected to shorten. No assurance, however, can be given as to the amount of

Excess Cashflow distributed at any time or in the aggregate. See "Description of the Offered Certificates -- Overcollateralization and Cross-Collateralization Provisions" in this prospectus supplement.

     The Class AF-[ ] Certificates will not be entitled to distributions of
principal until the Distribution Date in [          ] (except as otherwise
described in this prospectus supplement). Thereafter, the relative entitlement of the Class AF-[ ] Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class AF-[ ] Distribution Amount. See "Description of the Certificates -- Distributions" in this prospectus supplement.

Prepayments and Yields for Offered Certificates

     The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group [or Loan Subgroup, as applicable]. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans in the related Loan Group [or Loan Subgroup, as applicable], could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of those Mortgage Loans in the related Loan Group [or Loan Subgroup, as applicable], could result in an actual yield to that investor that is lower than the anticipated yield.

     All of the Mortgage Loans in the Fixed Rate Loan Group are fixed rate Mortgage Loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on those mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on those mortgage loans. If Fixed Rate Mortgage Loans with higher mortgage rates prepay at rates higher than other Fixed Rate Mortgage Loans, the Fixed Rate Net Cap may be lower than otherwise would be the case. As a result, the interest payable on the Fixed Rate Certificates on a Distribution Date could be reduced because of the imposition of the Fixed Rate Net Cap. In addition, the pass-through rate on the Class AF-[1] Certificates adjusts monthly based on One-Month LIBOR while the mortgage rates on the Fixed Rate Mortgage Loans are fixed, except for certain mortgage rates that may decline based on payment history.

     Although amounts deposited in the Fixed Rate Carryover Reserve Fund will be available to pay any Fixed Net Rate Carryover, there is no assurance that funds will be available or sufficient to pay that amount. The ratings assigned Offered Fixed Rate Certificates do not address the likelihood of the payment of that amount.

     The effective yield to the holders of the Fixed Rate Certificates (other than the Class AF-[1] Certificates) will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of such Certificates because monthly distributions will not be payable to those holders until the [___]th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the related Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of that delay).

     All of the Mortgage Loans in the Adjustable Rate Loan Group are adjustable rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the [1/29], [2/28] and [3/27] Mortgage Loans may differ as they approach their respective First Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

     Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, those Mortgage Rates adjust less frequently than the Pass-Through Rate on the related Offered Adjustable Rate Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Adjustable Rate Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date [45] days before that Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Adjustable Rate Available Funds Cap on the related Offered Adjustable Rate Certificates. [In addition, a substantial portion of the Mortgage Loans in Adjustable Rate [Statistical Calculation] Loan Group have Mortgage Rates which will not adjust for a substantial period of time after origination.] See "The Mortgage Pool" in this prospectus supplement.

     Although amounts deposited in the Adjustable Rate Carryover Reserve Fund will be available to pay any Adjustable Rate Carryover, there is no assurance that funds will be available to pay that amount. The ratings assigned to the Offered Adjustable Rate Certificates do not address the likelihood of the payment of that amount.

     The "Last Scheduled Distribution Date" for (A) the Class AF-[ ] Certificates is the Distribution Date on which the Certificate Principal Balance of those Certificates would be reduced to zero assuming, among other things, that: no prepayments are received on the Mortgage Loans in the related Loan Group, scheduled monthly payments of principal of and interest on each of those Mortgage Loans are timely received and Excess Cashflow and any Remainder Excess Cashflow is not used to make accelerated payments of principal; or (B) the Class AF-[ ], Class MF-[1], Class MF-[2] and Class BF Certificates and the Offered Adjustable Rate Certificates is the Distribution Date falling in the [_____] calendar month after the calendar month in which the last scheduled monthly payment is due on the Mortgage Loans in (i) the Fixed Rate [Statistical Calculation] Loan Group, (ii) [Statistical Calculation] Loan Subgroup [ ], in the case of the Class AV-[1] Certificates, (iii) [Statistical Calculation] Loan Subgroup [ ], in the case of the Class AV-[2] Certificates and
(iv) the Adjustable Rate [Statistical Calculation] Loan Group, in the case of the Class MV-[1], Class MV-[2] and Class BV Certificates.

     The actual final Distribution Date with respect to each Class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

     . prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances of those Classes,

     . Excess Cashflow to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described in this prospectus supplement, and

     . the Master Servicer may purchase all the Mortgage Loans [in a Loan Group] when outstanding Stated Principal Balances thereof has declined to [10]% or less of [the sum of (i) the Initial Cut-off Date Principal Balance of that Loan Group and (ii) the Pre-Funded Amount allocated to purchase Subsequent Mortgage Loans to be included in that Loan Group].

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. For example, a [22]% Prepayment Vector assumes prepayment rates of [2.2]% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional [2.2]% per annum (i.e. [ 1/10] of the final per annum rate) in each month thereafter up to and including the [tenth] month. Beginning in the [eleventh] month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a [22]% Prepayment Vector assumes a constant prepayment rate of [22]% per annum. The other percentages of the Prepayment Vector identified in this prospectus supplement assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e., [1/10] of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. [27]% CPR assumes a constant prepayment rate of [27]% per annum.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on those mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise above the interest on those mortgage loans, the rate of prepayment would be expected to decrease.

     The following tables have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):

     . the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model,

     . distributions on the Offered Certificates are received, in cash, on the [___]th day of each month, commencing in [_______], in accordance with the payment priorities defined in this prospectus supplement,

     . no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur,

     . scheduled payments are assumed to be received on the first day of each month commencing in [_______], and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in [_______], and include 30 days' interest thereon,

     . the level of the six-month LIBOR Mortgage Index remains constant at [___]% per annum, the level of one-year CMT remains constant at [___]% per annum and the level of One-Month LIBOR remains constant at [___]% per annum,

     . the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable before the [related] Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the [related] Optional Termination Date,

     .    the Closing Date for the Certificates is [_____],

     . the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of

          .    the assumed level of the six-month LIBOR Mortgage Index, and

          . the respective Gross Margin (that sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

     .    a Servicing Fee Rate of [0.50]% for each Loan Group,

     . except as indicated with respect to the weighted average lives, no optional termination is exercised [with respect to either Loan Group] on the [respective] Optional Termination Date, and

     . [all of Pre-Funded Amount is used to purchase Subsequent Mortgage Loans for inclusion in the related Loan Group or Subgroup (as applicable) during the Funding Period, and]

     . each Loan Group [or Loan Subgroup] consists of Mortgage Loans having the approximate characteristics described below:

                             FIXED RATE LOAN GROUP

                              [LOAN SUBGROUP [  ]]

                              Original                      Remaining
                            Amortization   Original Term    Term To
  Principal     Mortgage        Term        to Maturity     Maturity
Balance ($)     Rate (%)     (in Months)    (in Months)    (in Months)
-------------  ----------   -------------  --------------  -----------

                           ADJUSTABLE RATE LOAN GROUP

                              [LOAN SUBGROUP [  ]]

                             Original       Original     Remaining
                           Amortization      Term        Term To
  Principal     Mortgage       Term       to Maturity    Maturity     Periodic       Initial
 Balance ($)    Rate (%)    (in Months)   (in Months)   (in Months)   Cap (%)    Periodic Cap (%)
 -----------    --------    -----------   -----------   -----------   -------    ----------------




             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS AF-[1] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                         Class AF-[1] Certificates
Distribution Date                          %      %     %     %     %
-----------------                      -----  -----  ----  ----  ----

Initial............................     100    100   100   100   100








Weighted Average Life (in years)(1)
Weighted Average Life (in years)(2)

____________
(1)  The weighted average life of the Offered Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b)  adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.
(2)  To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          OF THE CLASS AF-[__] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                         Class AF-[__] Certificates
Distribution Date                          %      %     %     %     %
-----------------                      -----  -----  ----  ----  ----

Initial............................     100    100   100   100   100









Weighted Average Life (in years)(1)........
Weighted Average Life (in years)(2)........
____________
(1)  The weighted average life of the Offered Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b)  adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.
(2)  To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS MF-[1] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                         Class MF-[1] Certificates
Distribution Date                          %      %     %     %     %
-----------------                      -----  -----  ----  ----  ----

Initial...........                      100    100   100   100   100












Weighted Average Life (in years)(1)...........
Weighted Average Life (in years)(2)...........
____________
(1)  The weighted average life of the Offered Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b)  adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.
(2)  To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS MF-[2] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                         Class MF-[2] Certificates
Distribution Date                          %      %     %     %     %
-----------------                      -----  -----  ----  ----  ----

Initial...........                      100    100   100   100   100








Weighted Average Life (in years)(1)...........
Weighted Average Life (in years)(2)...........
____________
(1)  The weighted average life of the Offered Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b)  adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.
(2)  To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE CLASS BF CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                          Class BF Certificates
Distribution Date                          %      %     %     %     %
-----------------                      -----  -----  ----  ----  ----

Initial...........                      100    100   100   100   100










Weighted Average Life (in years)(1)...........
Weighted Average Life (in years)(2)...........
____________
(1)  The weighted average life of the Offered Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b)  adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.
(2)  To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS AV-[1] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                         Class AV-[1] Certificates
Distribution Date                          %      %     %     %     %
-----------------                      -----  -----  ----  ----  ----

Initial...........                      100    100   100   100   100










Weighted Average Life (in years)(1)...........
Weighted Average Life (in years)(2)...........
____________
(1)  The weighted average life of the Offered Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b)  adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.
(2)  To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS AV-[2] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

Distribution Date                          %      %     %     %     %
-----------------                      -----  -----  ----  ----  ----

Initial...........                      100    100   100   100   100









Weighted Average Life (in years)(1)...........
Weighted Average Life (in years)(2)...........
____________
(1)  The weighted average life of the Offered Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b)  adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.
(2)  To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS MV-[1] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                         Class MV-[1] Certificates
Distribution Date                          %      %     %     %     %
-----------------                      -----  -----  ----  ----  ----

Initial...........                      100    100   100   100   100











Weighted Average Life (in years)(1)...........
Weighted Average Life (in years)(2)...........
____________
(1)  The weighted average life of the Offered Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b)  adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.
(2)  To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS MV-[2] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                         Class MV-[2] Certificates
Distribution Date                          %      %     %     %     %
-----------------                      -----  -----  ----  ----  ----

Initial...........                      100    100   100   100   100








Weighted Average Life (in years)(1)...........
Weighed Average Life (in years)(2)............
____________
(1)  The weighted average life of the Offered Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b)  adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.
(2)  To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE CLASS BV CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                          Class BV Certificates
Distribution Date                          %      %     %     %     %
-----------------                      -----  -----  ----  ----  ----

Initial...........                      100    100   100   100   100











Weighted Average Life (in years)(1)...........
Weighted Average Life (in years)(2)...........

____________
(1)  The weighted average life of the Offered Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (b)  adding the results, and
     (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.
(2)  To the [respective] Optional Termination Date.

 Additional Information

     The Depositor intends to file additional yield tables and other computational materials with respect to the Class A Certificates with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of the assets held in the Fixed Rate Carryover Reserve Fund and Adjustable Rate Carryover Reserve Fund, will comprise several Lower Tier REMICs (as defined in the Pooling and Servicing Agreement) and an Upper Tier REMIC (as defined in the Pooling and Servicing Agreement) organized in a tiered REMIC structure. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by the REMIC immediately above it in the tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Residual Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

     Each class of Offered Certificates and the Class B-IO Certificates will represent beneficial ownership of regular interests issued by the Upper Tier REMIC. In addition, each of the Offered Adjustable Rate Certificates will represent a beneficial interest in the right to receive payments from the Adjustable Rate Carryover Reserve Fund in accordance with an interest rate cap agreement included in the Pooling and Servicing Agreement (an "Interest Rate Cap Agreement"). Due to their entitlement to Fixed Net Rate Carryover, the Offered Fixed Rate Certificates will be treated as also representing beneficial interests in contractual rights that would either be treated for United States federal income tax purposes as an interest rate cap agreement treated as a notional principal contract or as an interest in an entity taxable as a partnership for federal income tax purposes.

     Upon the issuance of the Offered Certificates, Andrews & Kurth L.L.P. ("Tax Counsel"), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the Offered Certificates represent regular interests in a REMIC. In addition, Tax Counsel will deliver an opinion concluding that the Adjustable Rate Carryover Reserve Fund is an "outside reserve fund" that is beneficially owned by the holders of the Class BV-IO Certificates. Moreover, Tax Counsel will deliver an opinion concluding that the rights of the holders of the Offered Adjustable Rate Certificates to receive payments from the Adjustable Rate Carryover Reserve Fund in accordance with the Interest Rate Cap Agreement represents, for federal income tax purposes, contractual rights coupled with a REMIC regular interest within the meaning of Treasury regulations 91.860G-2(i).

Taxation of Regular Interests

     A holder of an Offered Certificate of any Class of Offered Certificates will be treated for federal income tax purposes as owning an interest in regular interests in the Upper Tier REMIC. The Offered Adjustable Rate Certificates will also represent beneficial ownership of an interest in a limited recourse interest rate cap agreement. The treatment of the rights of the Offered Fixed Rate Certificates to any Fixed Net Rate Carryover is unclear for federal income tax purposes. The rights of those Certificates to Fixed Net Rate Carryover may be treated as representing beneficial interests in the right to receive payments from the Fixed Rate Carryover Reserve Fund in accordance with an Interest Rate Cap Agreement. Alternatively, the rights of those Certificates to Fixed Net Rate Carryover may be treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes with the Class BF-IO Certificates in respect of each Class BF-IO Certificates' entitlement to interest, which may result in different tax timing consequences to Certificateholders and in withholding on those amounts to Certificateholders who are non-U.S. Persons. Prospective investors in the Offered Fixed Rate Certificates should consult their tax advisors regarding the tax treatment of the rights of those Certificates to Fixed Net Rate Carryover.

     A holder of an Offered Certificate must allocate its purchase price for that Offered Certificate between its two components -- the REMIC regular interest component and the Interest Rate Cap Agreement component or the partnership interest component, as applicable. For information reporting purposes, the Trustee will assume that, with respect to any Offered Certificate, the Interest Rate Cap Agreement component or the partnership interest component, as applicable, will have only nominal value relative to the value of the regular interest component. The IRS could, however, argue that the Interest Rate Cap Agreement component or the partnership interest component, as applicable, has significant value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences -- Taxation of Regular Interest Certificates" in the prospectus.

     Upon the sale, exchange, or other disposition of an Offered Certificate the holder must allocate the amount realized between the two components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap Agreement component or the partnership interest component, as applicable, should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the regular interest component of an Offered Certificate will be treated as ordinary income, however, to the extent that gain does not exceed the excess, if any, of:


     . the amount that would have been includable in the holder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Offered Certificate over

     .    the amount actually included in that holder's income.

     Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a Regular interest could be considered to have been issued with OID. See "Federal Income Tax Consequences -- Taxation of Regular Interest Certificates" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to a [22]% Prepayment Vector in the case of the Offered Fixed Rate Certificates and [27]% CPR in the case of the Offered Adjustable Rate Certificates, each as described above. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to that OID.

Status of the Offered Certificates

     The Regular Interest component of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Adjustable Rate Carryover Reserve Fund, or the Fixed Rate Carryover Reserve Fund, as applicable, would be so treated. In addition, to the extent a regular interest represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Interest Rate Cap Agreement or partnership interest component of an Offered Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

The Fixed Rate Carryover Reserve Fund and Adjustable Rate Carryover Reserve
Fund

     As indicated above, a portion of the purchase price paid by a holder to acquire an Offered Adjustable Rate Certificate will be attributable to the Interest Rate Cap Agreement component of the Offered Certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of that Offered Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of an Offered Adjustable Rate Certificate.

     Any payments made to a holder of an Offered Adjustable Rate Certificate from the Adjustable Rate Carryover Reserve Fund from the Adjustable Rate Carryover Reserve Fund or Fixed Rate Carryover Reserve Fund will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of those periodic payments for any year exceed that year's amortized cost of the Interest Rate Cap Agreement component, that excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, that excess is allowable as an ordinary deduction. The foregoing discussion will describe the treatment of the Fixed

Rate Carryover Reserve Fund with respect to the Offered Fixed Rate Certificates if the latter is treated as an Interest Rate Cap Agreement (rather than an interest in a partnership) for federal income tax purposes. Prospective investors in the Offered Fixed Rate Certificates should consult their tax advisors regarding the tax treatment of the rights of those Certificates to Fixed Net Rate Carryover.

Prohibited Transactions Tax and Other Taxes

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a trust fund that elects to be treated as a REMIC made after the day on which that trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). The Trust Fund will not accept contributions that would subject it to that tax.

     In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, that tax will be borne by the Master Servicer or Trustee in either case out of its own funds. If either the Master Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any that tax as provided above, that tax will be paid by the Trust Fund first with amounts otherwise distributable to the holders of Certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Trust Fund.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "Material Federal Income Tax Consequences -- REMIC Certificates" in the prospectus.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding those tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (collectively with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of those Certificates. See "ERISA Considerations" in the prospectus.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Those plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Class A Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted to [Underwriter] an administrative
exemption (Prohibited Transaction Exemption[    ]; Exemption Application
No.[______], Fed. Reg. [___] ([___]) (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations and the servicing, operation and management of those asset-backed pass-through trusts; provided that the conditions and requirements of the Exemption are met. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     For a general description of the Exemption and the conditions that must be satisfied for the exemption to apply, see "ERISA Considerations" in the prospectus.


     It is expected that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

     The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Subordinated Offered Certificates because the Subordinated Offered Certificates are subordinate to some other Classes of Certificates. Consequently, transfers of the Subordinated Offered Certificates will not be registered by the Trustee unless the Trustee receives:

     . a representation from the transferee of that Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to
          Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any of those plans or arrangements or using the assets of any of those plans or arrangements to effect that transfer,

     . (if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing those Certificates with funds contained in an "insurance company general account" (as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of those Certificates are covered under Sections I and III of PTCE 95-60, or

     . an opinion of counsel satisfactory to the Trustee that the purchase and holding of that Certificate by a Plan, any person acting on behalf of a Plan or using that Plan's assets, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     The representation described above shall be deemed to have been made to the Trustee by the transferee's acceptance of a Subordinated Offered Certificate. If that representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using that Plan's assets is attempted without such opinion of counsel, that attempted transfer or acquisition shall be void and of no effect.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the prospectus and the Exemption, and the potential consequences in their specific circumstances, before making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, [Underwriter] [and [_____________]] (an affiliate of the Depositor, the Seller and the Master Servicer) (collectively, the "Underwriters"), the Depositor has agreed to sell the Offered Certificates to the Underwriters, and the Underwriters have respectively agreed to purchase from the Depositor the initial Certificate Principal Balance of each Class of the Offered Certificates from the Depositor set forth below. It is expected that the proceeds to the Depositor from the sale of the Offered Certificates will be approximately $[_______], plus accrued interest, before deducting issuance expenses payable by the Depositor, estimated to be approximately $[_____].

     Class                     [Underwriter]            [Underwriter]
     -----                     -------------            -------------

AF-1
AF-
AF-
MF-1
MF-2
BF
AV-1
AV-2
MV-1
MV-2
BV
   Totals

     The Depositor has been advised that the Underwriters propose initially to offer the Offered Certificates to certain dealers at that price less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriters may allow and those dealers may reallow a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:


     Class of Certificates      Selling Concession  Reallowance Discount
     ---------------------      ------------------  --------------------

Class AF-1 Certificates
Class AF- Certificates
Class AF- Certificates
Class MF-1 Certificates
Class MF-2 Certificates
Class BF Certificates
Class AV-1 Certificates
Class AV-2 Certificates

Class MV-1 Certificates
Class MV-2 Certificates
Class BV Certificates
   Totals



     After the initial public offering, the public offering price, those concessions and those discounts may be changed.

     The Depositor has been advised by each Underwriter that such Underwriter intends to make a market in the Offered Certificates, but neither of the Underwriters has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates (or any particular Class of the Offered Certificates) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

     Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and some selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

     Neither the Depositor nor either of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor either of the Underwriters makes any representation that the Underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     After the initial distribution of the Offered Certificates, this prospectus and prospectus supplement may be used by [First Tennessee Securities Corporation][First Tennessee Capital Markets], an affiliate of the Depositor, the Seller and the Master Servicer, in connection with market making transactions in such Certificates. [First Tennessee Securities Corporation][First Tennessee Capital Markets] may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

                                 LEGAL MATTERS

     The validity of the Certificates, including certain federal income tax consequences with respect to the Certificates, will be passed upon for the Depositor by Andrews & Kurth L.L.P. [______] will pass upon certain legal matters on behalf of the Underwriters.

                                    RATINGS

     It is a condition of the issuance of the Offered Certificates that each Class of Offered Certificates be assigned the ratings designated below by [Rating Agency] and [Rating Agency] (the "Rating Agencies").


     Class        [Rating Agency Rating]  [Rating Agency Rating]
     -----        ----------------------  ----------------------
AF-1
AF-
AF-
MF-1
MF-2
BF
AV-1
AV-2
MV-1
MV-2
BV
   Totals

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Fixed Net Rate Carryover or Adjustable Rate Certificate Carryover (as the case may be) or the anticipated yields in light of prepayments.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than [Rating Agency] and [Rating Agency]. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by that other rating agency. The ratings assigned by another rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

"Accrual Period" ..............................................S-13, S-72
"Adjustable Rate Available Funds Cap" .........................      S-75
"Adjustable Rate Carryover Reserve Fund Deposit" ..............      S-88
"Adjustable Rate Carryover Reserve Fund" ......................      S-87
"Adjustable Rate Certificate Carryover" .......................      S-75
"Adjustable Rate Mortgage Loans" ..............................      S-31
"Adjustment Date" .............................................      S-34
"Book-Entry Certificates" .....................................      S-67
"Business Day" ................................................      S-72
"Certificate Account" .........................................      S-68
"Certificate Group" ...........................................      S-66
"Certificates" ................................................      S-66
"Class A Adjustable Rate Certificates" ........................      S-66
"Class A Certificates" ........................................      S-66
"Class B Certificates" ........................................      S-66
"Class B-IO Certificates" .....................................      S-66
"Class M-1 Certificates" ......................................      S-66
"Class M-2 Certificates" ......................................      S-66
"Code" ........................................................     S-110
"Collateral Value" ............................................      S-36
"Combined Loan-to-Value Ratio" ................................      S-35
"Compensating Interest" .......................................      S-64
"Constant Prepayment Rate" ....................................      S-97
"Contributions Tax" ...........................................     S-113
"CPR" .........................................................      S-97
"Cut-off Date" ................................................      S-36
"Delay Delivery Mortgage Loans" ...............................      S-93
"Deleted Mortgage Loan" .......................................      S-57
"Depositor" ...................................................      S-30
"Distribution Account Deposit Date" ...........................      S-70
"Distribution Account" ........................................      S-71
"Distribution Date" ...........................................      S-72
"Due Dates" ...................................................      S-64
"Due Period" ..................................................      S-71
"ERISA" .......................................................     S-114
"Excess Overcollateralization Amount" .........................      S-86
"Exemption" ...................................................     S-114
"Extra Master Servicing Fee" ..................................      S-85
"First Horizon" ...............................................      S-60
"Fixed Net Rate Cap" ..........................................S-12, S-74
"Fixed Net Rate Carryover" ....................................      S-76
"Fixed Rate Carryover Reserve Fund Deposit" ...................      S-87
"Fixed Rate Carryover Reserve Fund" ...........................      S-87
"Fixed Rate Loan Group" .......................................      S-31

"Fixed Rate Mortgage Loans" ...................................      S-31
"Fixed Rate [Statistical Calculation] Loan Group" .............      S-30
"Funding Period" ..............................................      S-59
"Gross Margin" ................................................      S-34
"Initial Cut-off Date Pool Principal Balance" .................      S-29
"Insurance Proceeds" ..........................................      S-68
"Interest Determination Date" .................................      S-86
"Interest Funds" ..............................................      S-70
"Interest Rate Cap Agreement" .................................     S-110
"LIBOR Business Day" ..........................................      S-86
"Liquidation Proceeds" ........................................      S-68
"Loan Group" ..................................................      S-31
"Loan Subgroup" ...............................................      S-31
"Loan-to-Value Ratio" .........................................      S-35
"Master Servicer Advance Date" ................................      S-65
"Maximum Mortgage Rate" .......................................      S-35
"Mezzanine Fixed Rate Certificates" ...........................      S-66
"Minimum Mortgage Rate" .......................................      S-58
"Modeling Assumptions" ........................................      S-97
"Mortgage Index" ..............................................      S-34
"Mortgage Loans" ..............................................      S-56
"Mortgage Notes" ..............................................      S-31
"Mortgaged Properties" ........................................      S-31
"Net Mortgage Rate" ...........................................      S-57
"OC Floor"S-81
"Offered Adjustable Rate Certificates" ........................S-10, S-67
"Offered Certificates" ........................................      S-67
"Offered Fixed Rate Certificates" .............................S-10, S-67
"OID" .........................................................     S-111
"One-Month LIBOR" .............................................      S-74
"Optional Termination Date" ...................................      S-90
"Pass-Through Margin" .........................................      S-75
"Percentage Interest" .........................................      S-72
"Periodic Rate Cap" ...........................................      S-34
"Plans" .......................................................     S-114
"Pooling and Servicing Agreement" .............................      S-55
"Prepayment Interest Excess" ..................................      S-64
"Prepayment Interest Shortfall" ...............................      S-64
"Prepayment Models" ...........................................      S-97
"Prepayment Vector" ...........................................      S-97
"Pre-Funded Amount" ...........................................      S-59
"Principal Funds" .............................................      S-70
"Prohibited Transactions Tax" .................................     S-113
"PTCE 95-60" ..................................................     S-115
"Purchase Price" ..............................................      S-57
"PV" ..........................................................      S-97

"Rating Agencies" .............................................     S-118
"Realized Loss" ...............................................      S-85
"Record Date" .................................................      S-72
"Reference Bank Rate" .........................................      S-86
"Reference Banks" .............................................      S-86
"REO Property" ................................................      S-65
"Replacement Mortgage Loan" ...................................      S-57
"Residual Certificates" .......................................      S-66
"Scheduled Payments" ..........................................      S-31
"Servicing Fee" ...............................................      S-64
"Specified Overcollateralization Amount" ......................      S-82
"Stated Principal Balance" ....................................      S-36
"Statistical Calculation Loan Group" ..........................      S-29
"Statistical Calculation Loan Subgroup" .......................      S-29
"Subsequent Cut-off Date" .....................................      S-59
"Subsequent Mortgage Loans" ...................................      S-59
"Subsequent Transfer Agreement" ...............................      S-59
"Subsequent Transfer Date" ....................................      S-59
"Tax Counsel" .................................................     S-110
"Trustee's Mortgage File" .....................................      S-56
"Underwriters" ................................................     S-116
"[1/29] Mortgage Loans" .......................................      S-34
"[2/28] Mortgage Loans" .......................................      S-34
"[3/27] Mortgage Loans" .......................................      S-35
"[Initial] Mortgage Loans" ....................................      S-29

                         [LOGO] First
                                Horizon
                                Home Loan Corporation




                         (Seller and Master Servicer)


                   First Horizon [       ] Trust 200[_]-[_]
                                   (Issuer)



                                  $[_______]
                                 (Approximate)


                 Asset-Backed Certificates, Series 200[_]-[_]

                        ______________________________


                             PROSPECTUS SUPPLEMENT

                          ___________________________



                                 [UNDERWRITER]


Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus until [__________].



                               [______], 200[_]